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                THE POLICY MANAGEMENT SYSTEMS CORPORATION
                    401(k) RETIREMENT SAVINGS PLAN (1)
                 (Established Effective April 1, 1990) (2)

                                 ARTICLE 1

                               INTRODUCTION

 1.01 History of the Plan. Effective April 1, 1990, the Board of Directors of Policy Management Systems Corporation (the "Company") established the Policy Management Systems Corporation 401(k) Retirement Plan (the "Plan") to provide a before-income tax savings retirement program for all eligible employees of the Company. The Plan also replaced the retirement plan portion of the Stock Purchase Savings Program for Employees of Policy Management Systems
Corporation.    The Plan has at all times since its establishment
been intended to meet the requirements of a qualified profit sharing plan under Section 401(a) of the Internal Revenue Code of 1986 (the "Code"), as amended, and the Employee Retirement Income Security Act of 1974, as amended (the "Act").

The related retirement plans of Advanced System Applications, Inc.
(ASA) and Mandat Computer Corporation (MDC), both wholly-owned subsidiaries of the Company, were merged into the Plan effective January 1, 1991 and July 1, 1991, respectively. On December 31, 1992, the Stock Purchase Savings Program for Employees of Policy Management Systems Corporation was merged into the Plan and all assets available to participants in such plan were transferred into the Plan. The Plan was subsequently renamed the Policy Management Systems Corporation 401(k) Retirement Savings Plan.

Effective January 1, 1994, the related retirement plan of Cybertek Corporation (Cybertek), a wholly-owned subsidiary of the Company, was merged into the Plan.

Effective January 1, 1995, the related retirement plan of PMS, Inc.
(PMS), a wholly-owned subsidiary of the Company, will be merged into the Plan in accordance with the provisions of Article 20 hereof.

 1.02 Amendment and Restatement. Section 9.01 of the Plan specifically grants the Company, by action of the Committee, the power to modify, alter, or amend the Plan to the extent that it may deem advisable. Because of the number of plan mergers and legislative and regulatory changes that have taken place since the Plan was established in 1990, as well as the need to provide for the merger of the PMS


(1)  Previously called "The Policy Management Systems Corporation
401(k) Retirement Plan" (as amended by Fifth Amendment; effective
March 16, 1993).

(2) Any historical reference to an Amendment refers to the Amendments of Policy Management Systems Corporation 401(k)
Retirement Savings Plan.


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plan, the Company deems it advisable to amend and restate the Plan in accordance with the terms and conditions hereinafter set forth.

                                 ARTICLE 2

                                DEFINITIONS


Certain terms of this Plan have defined meanings which are set forth in this Article and which shall govern unless the context in which they are used clearly indicates that some other meaning is intended.

 2.01 Account shall mean the Account established and maintained by the Committee or Trustee for each Participant or their Beneficiaries to which shall be allocated each Participant's interest in the Fund. Each Account shall be comprised of the sub-accounts described in Section 5.01.

 2.02  Act shall mean Public Law No. 93-406, the Employee
Retirement Income Security Act of 1974, as the same may be amended from time to time.

 2.03 Adjustment shall mean for any Valuation Date the aggregate earnings, realized or unrealized appreciation, losses, expenses, and realized or unrealized depreciation of each Fund since the immediately preceding Valuation Date. The determination of the Adjustment shall be made by the Trustee as provided in Section 5.02(b) and shall be final and binding.

 2.04 Affiliate shall mean the Company and any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Company; any trade or business which is under common control (as defined in Code Section 414(c)) with the Company; any organization which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Code
Section 414(o).

 2.05 Affiliated Sponsor shall mean any corporation and any other entity that wishes to adopt this Plan; provided, however, that any such entity described in this paragraph must be designated by the Board as an Affiliated Sponsor under the Plan in Schedule A attached hereto. See Section 14.01 for provisions relating to an Affiliated Sponsor's adoption of the Plan. (As amended by Fourth Amendment; effective January 1, 1992).

 2.06 After-Tax Contributions shall mean after-tax contributions made under the Stock Purchase Plan and transferred to this Plan pursuant to Articles 15 and 18 and Employee After-Tax Contributions made pursuant to Section 4.07. (As amended by Fourth Amendment; effective December 31, 1992).

 2.07 After-Tax Contribution Account shall mean the portion of a Participant's Account

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attributable to After-Tax Contributions and the total of the
Adjustments which have been credited to or deducted from a Participant's Account with respect to After-Tax Contributions.


 2.08 Authorized Leave of Absence shall mean any temporary layoff or any absence authorized by the Employer under the Employer's standard personnel practices provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leaves of Absence and provided further that the Participant returns within the period of authorized absence. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence to the extent required by Federal law.

 2.09 Before-Tax Contribution Account shall mean the portion of a Participant's Account attributable to Before-Tax Contributions and the total of the Adjustments which have been credited to or deducted from a Participant's Account with respect to Before-Tax
Contributions.

 2.10 Before-Tax Contributions shall mean Code Section 401(k) contributions made to the Plan during the Plan Year by the Employer, at the election of the Participant, in lieu of cash compensation and that are made pursuant to a salary reduction agreement. Such contributions are nonforfeitable when made and distributable only as specified in Article 6 below.

 2.11 Beneficiary. For unmarried Participants, any individual(s), trust(s), estate(s), partnership(s), corporation(s) or other entity or entities designated by the Participant in accordance with procedures established by the Committee to receive any Distribution to which the Participant is entitled under the Plan in the event of the Participant's death. The Committee may require certification by a Participant in any form it deems appropriate of the Participant's marital status prior to accepting or honoring any Beneficiary designation. Any Beneficiary designation shall be void if the Participant revokes the designation or marries. Any Beneficiary designation shall be void to the extent it conflicts with the terms of a qualified domestic relations order.

If an unmarried Participant fails to designate a Beneficiary or if the designated Beneficiary fails to survive the Participant and the Participant has not designated a contingent Beneficiary, the Beneficiary shall be the surviving descendants of the Participant (who shall take per stirpes) and if there are no surviving descendants, the Beneficiary shall be the Participant's estate.
For the purposes of the foregoing sentence, the term "descendants" shall include any persons adopted by a Participant or by any of his descendants.

A married Participant's Beneficiary shall be his spouse at the time of his death unless the Participant has designated a non-spouse Beneficiary (or Beneficiaries) with the written consent of his spouse, given in the presence of a Notary Public or Plan representative on a form provided by the Committee, or unless the terms of a


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qualified domestic relations order require payment to a non-spouse
Beneficiary. A married Participant's designation of a non-spouse Beneficiary in accordance with the preceding sentence shall remain valid until revoked by the Participant or until the Participant marries a spouse who has not consented to a designation in accordance with the preceding sentence.

For the purposes of this Section, revocation of prior Beneficiary designations will occur when a Participant (i) files a valid designation with the Committee, or (ii) files a signed statement with the Committee evidencing his intent to revoke any prior designations.

 2.12  Board shall mean the Board of Directors of the Company.

 2.13 Break in Service shall mean a period of five or more consecutive Plan Years in each of which an Employee has less than 501 Hours of Service. A period of Authorized Absence shall not result in a Break in Service if employment is resumed immediately upon expiration of such period.

 2.14 Code shall mean the Internal Revenue Code of 1986, as amended.

 2.15 Committee shall mean the Committee appointed by the Board under Article 7 to administer the Plan.

 2.16 Company shall mean Policy Management Systems Corporation and its successors and assigns which adopt this Plan.

 2.17 Compensation shall be determined in accordance with the rules described below.

   (a)  Compensation shall include a Participant's base salary
(prior to incentive base adjustment) or wages received for personal services actually rendered in the course of employment with the Employer but shall exclude bonuses, commissions, shift differentials, and overtime.

   (b) Compensation shall include salary deferrals under a cafeteria plan or under this Plan which are not currently includable in the Participant's gross income by reason of Code Sections 125 or 402(g). Other than such salary deferrals, Compensation shall not include Employer contributions to a plan of deferred compensation which are not includable in the employee's gross income for the taxable year in which contributed or any distributions from a plan of deferred compensation.

   (c) In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1989 and before January 1, 1994, the annual Compensation of each Employee taken into account under this Plan for any such Plan Year shall not exceed $200,000, as adjusted for increases in the cost of

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living pursuant to Code Section 401(a)(17).  For Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner of the Internal Revenue for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the OBRA '93 annual compensation limit set forth in the preceding paragraph. If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

In determining the Compensation of a Participant for purposes of the above Compensation limitation, the family aggregation rules of Code Section 414(q)(6) shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If, as a result of the application of this paragraph, the Compensation limitation applies to a family aggregation unit, the limitation shall be prorated among the affected individuals in proportion to each such affected individual's Compensation as determined under this Section prior to the application of this limitation.

   (d)  Notwithstanding the above, Compensation for purposes of
Article 10 shall mean any definition of Compensation, as determined by the Committee, that satisfies the requirements of Code Section
414(s).

 2.18  Company Stock shall mean the common stock of the Company.

 2.19 Cost of Living Factor shall mean the cost of living factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary may provide.

 2.20 Credited Service. The number of years of service as an Employee of the Employer which shall be measured in accordance with the following rules:

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   (a)  An Employee shall receive credit for all Credited Service under the terms of the Stock Purchase Plan.

   (b) After the Effective Date, an Employee shall receive one year of Credited Service for any Plan Year, including the Plan Year in which employment commences and the Plan Year in which employment terminates, during which the Employee is credited with 1,000 or more Hours of Service.


   (c) An Employee shall not receive any Credited Service for any period of employment during any Plan Year if the Employee is credited with less than 1,000 Hours of Service during such Plan
Year.

   (d) A nonvested Participant shall not receive Credited Service for any period of employment which precedes a Break in Service.

   (e) For Participants who were participants in the Advanced System Applications, Inc. Employees Profit Sharing Plan as of December 31, 1990, such Participants shall receive Credited Service for each year of service for which they received credit under the Advanced System Applications, Inc. Employees Profit Sharing Plan. (As amended by Second Amendment; effective January 1, 1991).

   (f) Credited Service shall not include any employment with an Affiliated Sponsor prior to its designation as an Affiliated Sponsor or any period of employment with a predecessor employer prior to its acquisition by the Employer except to the extent provided in Schedule B or to the extent otherwise required by this
Section 2.20.

   (g) For Participants who were participants in the Mandat Computer Corp. Monetary Accumulation Plan ("Mandat Plan") as of February 28, 1991, such Participants shall receive Credited Service for each year of service for which they would have received credit under the Mandat Plan, had the Mandat Plan defined Credited Service as defined in Sections 2.20(b), (c), (e) and (f) above with respect to employment with Mandat Computer Corp. (As amended by Third Amendment; effective July 1, 1991).

   (h) A Participant who was employed by Cybertek Corporation prior to January 1, 1994, shall receive Credited Service for his years of vesting service under the terms of the Cybersaver 401(k) Plan for Employees of Cybertek Corporation (the "Cybertek Plan"). (As amended by Sixth Amendment; effective January 1, 1994).

   (i) A Participant who was a participant in the Cybertek Plan on December 31, 1993 and who completes 1,000 Hours of Service in the 12-consecutive-month period beginning on April 1, 1993 and ending March 31, 1994, shall be credited with 1 year of Credited Service. In addition, if the Participant completes 1,000 Hours of Service in the 12-consecutive-month period beginning January 1, 1994 and ending December 31, 1994, such Participant shall be credited with 1 year of Credited Service. (As amended by Sixth Amendment; effective January 1, 1994).

   (j) A Participant who was a participant in the PMS, Inc. Profit Sharing/401(k) Plan and Trust ("PMS Plan") on December 31, 1994, shall receive Credited Service for each year of service for which the Participant received credit under the PMS Plan.


 2.21 Distribution shall mean payment by the Trustee to or for the benefit of a Participant, Beneficiary or other person entitled to benefits as provided in this Plan.

 2.22 Early Retirement Date shall mean, for Plan Years beginning prior to January 1, 1994, the first day of the month following the day on which a Participant has earned 25 years of Credited Service and attained age 60; and for Plan Years beginning on or after January 1, 1994, the first day of the month following the day on which a Participant has earned 5 years of Credited Service and attained age 55. (As amended by Sixth Amendment; effective January 1, 1994).

 2.23 Effective Date, as evidenced by this amendment and restatement, shall mean April 1, 1990. Provided, however, to the extent it is necessary for certain provisions of this Plan to apply to the Advanced System Applications, Inc. Employee Profit Sharing Plan, the Mandat Plan, the Stock Purchase Plan, the Cybertek Plan, or the PMS Plan prior to the Effective Date hereof in order for such plans to maintain their qualified status under the Code, such provisions shall be considered retroactive amendments of, and applicable to, such plans as of such applicable date which is prior to the Effective Date and which is required to be applicable in order for such plans to maintain such qualified status.

 2.24 Employee shall mean any U.S. citizen or U.S. resident regularly employed by the Employer. However, any individual who is a member of any collective bargaining unit shall not be considered an Employee unless the collective bargaining agreement expressly provides otherwise. Individuals described in Code Section 414(n) (leased employees) shall not be considered Employees under this Plan.

 2.25  Employer shall mean the Company and any Affiliated Sponsor.

 2.26 Employer Contribution shall mean Employer Matching
Contributions and Qualified Nonelective Contributions.

 2.27 Employer Contribution Account shall mean the portion of a Participant's total Account attributable to Employer Matching Contributions, and the total of the Adjustments which have been credited to or deducted from a Participant's Account with respect to such Employer Matching Contributions.

 2.28 Employer Matching Contribution shall have that meaning set forth in Section

4.01(a).

 2.29  Entry Date shall mean January 1, April 1, July 1, and
October 1 of each Plan Year.

 2.30  Fiduciary shall mean any party named as a Fiduciary in
Article 7 of the Plan. Any party shall be considered a Fiduciary of the Plan only to the extent of the powers and duties specifically allocated to such party under the Plan.

 2.31 Fund shall mean, with respect to each investment option offered by the Committee, the money and other properties held and administered by the Trustee in accordance with the Plan and Trust Agreement under such investment option. Fund shall also mean the portion of the Accounts invested in Company Stock.

 2.32  Hour of Service shall mean:

   (a) Each hour for which an Employee is paid, or entitled to payment, for performance of duties for an Employer.

   (b) Each hour for which an Employee is paid, or entitled to payment, by an Employer, on account of a period of time during which no duties are performed (irrespective of whether the employment relationship is terminated) due to vacation, holiday, illness, incapacity, layoff, jury duty, military duty, or leave of absence.

   (c) Each hour for which an Employee is absent from work and not paid by reason of: (i) the pregnancy of the Employee, (ii) birth of a child of the Employee, (iii) placement of a child with the Employee in connection with the adoption of the child by the Employee, or (iv) caring for a child referred to in (i) through
(iii) immediately following birth or placement. Hours credited under this paragraph shall be credited at the rate of 8 hours per day, but shall not, in the aggregate, exceed the number of hours required to prevent the Employee from incurring a One-Year Break in Service (a maximum of 501 hours) during the first computation period in which a One-Year Break in Service would otherwise occur, provided, however, that this rule shall apply only during the Plan Year in which the absence from work begins and the immediately following Plan Year. This paragraph (c) shall apply only to Participants who begin their absence from work for a reason specified in this paragraph (c) on or after the Effective Date.

   (d) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer. These hours shall be credited to the Employee for the computation period or period to which the award or agreement pertains, rather than the computation period in which the award, agreement, or payment is made.

   (e) In lieu of the foregoing, an Employee who is not compensated on an hourly basis (such as salary, commission or piecework employees) shall be credited with 45 Hours of Service for each week (or 10 Hours of Service for each day) in which such Employee would be credited with Hours of Service in hourly pay. However, this method of computing Hours of Service may not be used for any Employee whose Hours of Service is required to be counted and recorded by any Federal law, such as the Fair Labor Standards Act. Any such method must yield an equivalency of at least 1,000 hours per computation period.

The following rules shall apply in determining whether an Employee completes an "Hour of Service":

  1.  The same hours shall not be credited under subparagraphs (a),
(b) or (c) above, as the case may be, and subparagraph (d) above, nor shall the same hours credited under subparagraphs (a) through
(d) above be credited under subparagraph (e) above.

  2. The rules relating to determining hours of service for reasons other than the performance of duties and for crediting hours of service to particular periods of employment shall be those rules stated in Department of Labor regulations Title 29, Chapter XXV, subchapter C, part 2530, Sections 200b2(b) and 200b2(c), respectively.

 2.33 Inactive Participant shall mean any person who terminates employment or otherwise ceases to be a Participant, but whose Account in the Plan has not been totally distributed.

 2.34 Normal Retirement Age shall mean the first day of the first month following the month in which the Participant: (i) has attained age 65; and (ii) has earned five years of Credited Service or reached the fifth anniversary date of participation in the Plan. (As amended by Fifth Amendment; effective April 1, 1990).

 2.35 Participant shall mean an Employee who becomes eligible to participate in the Plan as provided in Article 3 (whether or not actually making Before-Tax or After-Tax Contributions).

 2.36 Permanent Disability shall mean a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which entitles the Participant to Social Security disability benefits. In lieu of a determination of Permanent Disability by the Social Security Administration, the Committee and Participant may designate a physician or physicians to determine whether the Participant is Permanently Disabled by virtue of the Participant's total inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long continued and indefinite duration. If such physicians disagree on whether the Participant is Permanently Disabled, the Committee shall select a third physician whose decision shall be final.

 2.37  Plan shall mean the Policy Management Systems Corporation
401(k) Retirement Savings Plan as set forth in this document together with any subsequent amendments hereto.

 2.38 Plan Administrator or Administrator as that term is defined in Section 3(16) of the Act shall mean the Company.

 2.39 Plan Year shall mean the annual period from each January 1 through the following December 31. The first Plan Year shall be the period April 1, 1990 through December 31, 1990.

 2.40 Qualified, as used in "qualified plan" or "qualified trust" shall mean a plan and trust which are entitled to the tax benefits provided respectively by Sections 401 and 501 of the Code, and related provisions of the Code.

 2.41 Qualified Nonelective Contribution shall have that meaning as defined in Section 4.01(b).

 2.42 Qualified Nonelective Contribution Account shall mean the portion of a Participant's Account attributable to Qualified
Nonelective Contributions and the total of the Adjustments which have been credited to or deducted from a Participant's Account with respect to Qualified Nonelective Contributions.

 2.43 Retirement shall mean the Termination of Employment of a Participant on or after his Normal Retirement Age or Early
Retirement Date.

 2.44 Rollover Account shall mean the portion of a Participant's Account attributable to Rollover Contributions, and the total of the Adjustments which have been credited to or deducted from a Participant's Account with respect to Rollover Contributions.

 2.45  Rollover Contribution shall have that meaning as defined in
Section 4.06.

 2.46 Stock Purchase Plan. The Stock Purchase Savings Program for Employees of Policy Management Systems Corporation which was merged into this Plan effective 12/31/92.

 2.47 Termination of Employment shall mean that an Employee has ceased to be employed by the Employer for any of the following reasons:

   (i)  Voluntary resignation from service of the Employer; or

  (ii)  Discharge from the service of the Employer by the Employer;
or

 (iii)  Retirement; or

  (iv)  Death; or

   (v)  Permanent Disability;

Provided, however, that an Employee who ceases to be actively employed by reason of an Authorized Leave of Absence shall not be considered as having a Termination of Employment.

 2.48 Treasury Regulation means regulations pertaining to certain Sections of the Code as issued by the Secretary of the Treasury.

 2.49 Trust or Trust Agreement shall mean the separate Agreement of Trust entered into between the Employer and the Trustee which governs the creation of the Fund and all amendments thereto which may hereafter be made.

 2.50 Trustee shall mean the persons, corporation, association or a combination of them acting as Trustee under the Trust Agreement.

 2.51 Valuation Date shall mean each March 31, June 30, September 30, and December 31.

 2.52 Defined Terms. A defined term, such as "Retirement," will normally govern the definitions of derivatives therefrom, such as "Retire," even though such derivatives are not specifically defined and even if they are or are not initially capitalized. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. Singular and plural nouns and pronouns shall be interchangeable as the factual context may allow or require. The words "hereof," "herein," "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular provision or Section.

                                 ARTICLE 3

                               PARTICIPATION


 3.01  Eligibility to Participate.

   (a)  Each Employee who was a Participant in the Stock Purchase
Plan on the Effective Date was eligible to participate in this Plan on the Effective Date.

   (b) Each other Employee shall be eligible to participate on the Entry Date (provided he is employed on such date) coincident with or next following his (i) attainment of age 18 and (ii) completion of any 6-consecutive-month period of employment.

   (c) Each Employee of a corporation or a trade or business acquired by the Company or an Affiliate who is entitled to receive past service credit in accordance with Schedule B will become eligible to participate in the Plan on the first Entry Date following said acquisition if the Employee satisfies the 6-months-service requirement of paragraph (b), taking into account Hours of Service credited prior to said acquisition. (As amended by Fourth Amendment; effective January 1, 1992).

 3.02  Participation

   (a) Each Employee who first meets the eligibility requirements of Section 3.01 shall commence participation in the Plan as of the first Entry Date which coincides with or immediately follows completion of such requirements.

   (b)  In order to commence making Before-Tax or After-tax
Contributions to the Plan, a Participant may be required to complete certain forms and submit such forms to the Committee prior to the Entry Date on which contributions are to begin.

 3.03  Termination of Participation and Rehire.

   (a) An Employee's participation in the Plan shall continue until the Participant has a Termination of Employment. Any
Participant who has a Termination of Employment shall cease to be a Participant and his benefits shall thereafter be governed by the provisions of Article 6.

   (b) An Employee who was a Participant at the time of his Termination of Employment and who is subsequently rehired may resume participation on the date of his re-employment. (As amended by Fourth Amendment; effective December 31, 1992).

   (c) An Employee who has a Termination of Employment and was not yet a Participant in the Plan shall receive credit for any Hour of Service rendered prior to his termination (only for purposes of this Article 3) and shall participate in accordance with the requirements of Section 3.01(b) upon his re-employment.

 3.04 Not Contract for Employment. Participation in the Plan shall not give any Employee the right to be retained in the Employer's employ, nor shall any Employee, upon dismissal from or voluntary termination of his employment, have any right or interest in the Fund, except as herein provided.

                                 ARTICLE 4

                               CONTRIBUTIONS



 4.01 Employer Contributions. Contributions to the Trust shall be made by the Employer as follows:

   (a) Employer Matching Contributions. As of the end of each calendar month, the Employer will contribute for allocation to each Participant's Employer Contribution Account as of the last day of that Plan Year, an amount equal to 50% of the Participant's Basic Before-Tax or Basic After-Tax, but not both, Contribution for such month. For Plan Years beginning on or after January 1, 1995, the Employer will match 100% of the first 3% and 50% of the next 3% of the Participant's Basic Before-Tax or Basic After-Tax, but not both, Contribution.

Each Participant shall designate, in a manner prescribed by the Committee, whether the Employer Matching Contribution will relate to his or her Basic Before-Tax Contributions or Basic After-Tax Contributions. No Employer Matching Contributions shall be made on account of Additional Contributions. Forfeitures shall be applied to reduce the Employer Matching Contribution. (As amended by Fourth Amendment; effective January 1, 1992).

   (b) Qualified Nonelective Contributions. In the sole discretion of the Employer, an additional Employer Contribution may be made to the Plan which shall be known as a "Qualified Nonelective Contribution." Such contribution shall be made in order to satisfy the requirements of Sections 10.03(a) or 10.06(a), and shall be paid to the Trustee on behalf of Non-highly Compensated Employees (see Section 10.01(m)) in accordance with applicable Treasury Regulations.

   (c)  Form and Timing of Contributions.

       (i) Employer Contributions shall be made to the Trustee in cash, Company Stock, or other property acceptable to the Trustee as soon as practicable following the last day of the calendar month for which the Employer Contribution is made and by the date prescribed by law for filing the Employer's Federal income tax returns, including extensions thereof; provided, however, that in no event shall such amounts be contributed to the Trust later than the end of the twelve-month period following the close of the Plan Year for which such Contributions were made. (As amended by Fourth Amendment; effective January 1, 1992).

     (ii) Except as provided in this Section, Employer Contributions shall never inure to the benefit of any Employer, shall be held for the exclusive purpose of providing benefits to Participants and their Beneficiaries (and contingently for defraying reasonable expenses of administering the Plan), and shall be held and distributed by the Trustee only in accordance with this Plan.

     (iii) Upon an Employer's request and to the extent permitted by the Code and other applicable laws and regulations thereunder, a contribution which was made by a mistake in fact or conditioned upon the initial qualification of the Plan under Code Section 401(a) or upon the deductibility of the contribution under Section 404 of the Code shall be returned to the Employer within one year after the payment of the contribution, the denial of the Plan's initial qualification, or the disallowance of the deduction (to the extent disallowed) whichever is applicable.

     (iv) All Employer Matching Contributions made prior to January 1, 1994 shall be invested in Company Stock. All Employer Matching Contributions made after January 1, 1994 shall be invested in one or more investment Funds designated by the Committee, which may, at the Committee's discretion, include a Fund comprised primarily of Company Stock. It is the intent of the Plan to have the ability, if the Committee so designates, to include a Fund comprised primarily of Company Stock and to acquire and hold Qualifying Employer Securities (as defined by Act Section 407(d)(5)). The Trustee is hereby explicitly authorized to acquire such Qualifying Employer Securities on behalf of the Plan, to the extent appropriate if the Committee determines to make a Fund available which includes Company Stock. Provided, however, any Participant who is fully vested in his Employer Contribution Account shall be entitled to direct the investment of the assets in his Employer Contribution Account. Such right to direct the investment in the Employer Contribution Account shall be limited to the amounts in the Employer Contribution Account as of the end of the Plan Year immediately preceding the effective date the Participant directs such investment. The investment options are as described in Section 5.06. (As amended by Fifth Amendment; effective July 1, 1993; also, as amended by Seventh Amendment; effective January 1, 1994).

 4.02  Requirements for Receiving Employer Matching Contribution.
A Participant will be entitled to receive an allocation of any Employer Matching Contributions made on his or her behalf during any given Plan Year only if: (i) the Participant is actively employed on the last day of the Plan Year; and (ii) the Participant has earned 1,000 or more Hours of Service during the Plan Year. Participants retiring, dying, or who incur a Permanent Disability during the Plan Year shall be deemed to have earned 1,000 Hours of Service and to have been employed on the last day of the Plan Year for the purposes of the preceding sentence.

 4.03 Employee Before-Tax Contributions . A Participant may elect to make Employee Before-Tax Contributions each payroll period by means of payroll deduction. A Participant may contribute as a Before-Tax Contribution up to 10% (15% for Plan Years beginning on or after January 1, 1995) of his Compensation in even increments of 2% (1% for Plan Years beginning on or after January 1, 1995) subject to the limitations described in Sections 10.02(a), 10.03, and Article 11. Employee Before-Tax Contributions, as described herein, shall be the sum of the following:

   (a) Basic Before-Tax Contributions. Contributions made to the Plan on a before-tax basis by payroll deduction of two percent (2%), four percent (4%) or six percent (6%) of Compensation, as designated by the Participant. Effective for Plan Years beginning on or after January 1, 1995, in lieu of the contribution limits in the preceding sentence, Participants may contribute up to six percent (6%) of Compensation to the Plan. Basic Before-Tax Contributions may be matched by the Employer as provided in Section 4.01.

   (b) Additional Before-Tax Contributions. In addition to Basic Before-Tax Contributions, a Participant may authorize that an additional two percent (2%) or four percent (4%) of Compensation be contributed to the Plan by payroll deduction on a before-tax basis. Effective for Plan Years beginning on or after January 1, 1995, in lieu of the contribution limits in the preceding sentence, the Participant's additional contribution can be up to nine percent (9%) of Compensation. Additional Before-Tax Contributions shall not be matched by Employer Contributions.
(As amended by the Fourth Amendment; effective January 1, 1992)

 4.04 Change in Before-Tax Contribution Percentage or Suspension of Before-Tax Contributions.

   (a) Increases or Decreases in Contribution Percentage. A Participant may increase or decrease the percentage of his Compensation contributed as Before-Tax Contributions on each Entry Date by delivering written notice to the Committee. A change made pursuant to this paragraph shall become effective, on a prospective basis, on the first day of the first payroll period beginning on or after the Entry Date following receipt of the Participant's written authorization of such change, provided such written authorization is received at least 30 days before such Entry Date.

   (b)  Suspension of Contributions.

     (i) A Participant may suspend his Before-Tax Contributions at any time by proper written notice to the Committee. The suspension of Before-Tax Contributions will be effective as soon as administratively practicable, after the Participant delivers the completed form to the Committee. A Participant who has suspended Before-Tax Contributions may resume making such Before-Tax Contributions on any Entry Date, but only after informing the Employer in writing in accordance with Section 4.05(a). (As amended by Sixth Amendment; effective January 1, 1994).

     (ii) A Participant's Before-Tax Contributions shall automatically be suspended beginning on the first payroll period that commences after such Participant ceases active employment with the Employer.

     (iii) The Committee may, in its sole discretion, reduce or suspend Before-Tax Contributions by any Participant to the extent necessary to comply with the requirements of Article 10.

   (c) Automatic Adjustment. If a Participant's rate of pay changes, payroll deduction will be made at his designated percentage then in effect on the basis of his new rate of pay, commencing on the first day of the pay period coinciding with or next following the date on which the change in the rate of pay took effect.

   (d) Direction by Committee. Any reduction, increase, or suspension of Before-Tax Contributions described in this Section
4.04 shall be made in such manner as the Committee may prescribe from time to time consistent with the provisions of this Section.

 4.05  Elections and Payment of Before-Tax Contributions.

   (a) Elections to make Before-Tax Contributions shall be made in writing on a form prescribed by the Committee prior to entering the Plan and by designating on such form the percentage of Compensation that will be contributed as a Before-Tax Contribution during each pay period. The election to make Before-Tax Contributions shall be effective no earlier than the pay period beginning on or after the Entry Date falling at least 30 days after the Employer receives such election form. The Committee may prescribe rules and regulations regarding the manner and timing of the Participant's election. Before-Tax Contributions shall be subject to the limitations described in Section 10.02 (maximum dollar contribution limit) and Article 11 (Code Section 415 limit).

   (b) It is expressly intended that, to the extent allowable by law, Before-Tax Contributions shall not be included in the gross income of the Employee for income tax purposes and shall be deemed contributions under a cash or deferred arrangement pursuant to
Section 401(k) of the Code.

   (c) Before-Tax Contributions shall be deducted by the Employer from the Participant's Compensation and paid to the Trustee as promptly as possible. A Participant's Before-Tax Contributions shall be allocated to such Participant's Before-Tax Account.

   (d) Under no circumstances may Before-Tax Contributions be contributed and allocated to the Trust later than thirty days after the close of the Plan Year for which the contributions are deemed to be made, or such later time as provided in applicable Treasury Regulations.

 4.06 Rollover Contributions. Without regard to any limitation on contributions set forth in this Article, a Participant shall, if the Committee consents, be permitted to transfer to the Trustee during any Plan Year an amount in cash, provided such amount was either:

   (a) received by the Participant from a Qualified plan maintained by a previous employer of the Employee and qualifies as a rollover amount within the meaning of Section 402(c) of the Code and no portion of the property received is attributable to contributions made on behalf of the Participant while he was a Participant and a key employee in a top-heavy plan; or

   (b) received by the Participant from an individual retirement account or individual retirement annuity and qualifies as a rollover contribution within the meaning of Section
408(d)(3)(A)(ii) of the Code.

Such property shall be held by the Trustee in the Participant's Rollover Account. All such amounts so held shall at all times be fully vested and nonforfeitable. Such amounts shall be distributed to the Participant upon his Termination of Employment in the manner provided in Article 6.

 4.07 Employee After-Tax Contributions. A Participant may elect to make Employee After-Tax Contributions to the Plan through payroll deduction as follows:

   (a) Basic After-Tax Contributions. Contributions made to the Plan on an after-tax basis by payroll deduction of two percent
(2%), four percent (4%) or six      percent (6%) of Compensation,
as designated by the Participant. Effective for Plan Years beginning on or after January 1, 1995, in lieu of the contribution limits in the preceding sentence, Participants may contribute up to six percent (6%) of Compensation to the Plan. Basic After-Tax Contributions may be matched by the Employer as provided in Section 4.01(a).

   (b) Additional After-Tax Contributions. In addition to Basic After-Tax Contributions, a Participant may authorize that an additional two percent (2%) or four percent (4%) of Compensation be contributed to the Plan by payroll deduction on an after-tax basis. Effective for Plan Years beginning on or after January 1, 1995, in lieu of the contribution limits in the preceding sentence, the Participant's additional contribution can be up to nine percent
(9%) of Compensation.   Additional After-Tax Contributions shall
not be matched by Employer Contributions.

The rules that apply to making Before-Tax Contributions, as set forth in Sections 4.04 and 4.05 also apply to a Participant's election to make After-Tax Contributions except to the extent that such rules relate to the taxation of the contribution.
(As amended by Fourth Amendment; effective December 31, 1992).

 4.08 Aggregate Limit on Employee Contributions. Notwithstanding the above, in no event shall the sum of percentages elected in Sections 4.03 and 4.07 exceed fifteen percent.

                                 ARTICLE 5

                         ACCOUNTS AND ALLOCATIONS


 5.01  Participant Accounts.

   (a) This Plan is an "individual account plan," as that term is used in the Act. A separate Account shall be maintained for each Participant, Inactive Participant or Beneficiary, so long as he has an interest in the Trust Fund.

   (b) The Account of each Participant shall be comprised of the following sub-accounts to the extent appropriate under the circumstances:

     (i)  The Before-Tax Contribution Account shall reflect a
Participant's Before-Tax Contributions, if any, made to the Trust;

     (ii) The Employer Contribution Account shall reflect (A) Employer Matching Contributions made on behalf of a Participant, and (B) employer matching contributions made on behalf of a Participant under the Stock Purchase Plan which are transferred to the Plan pursuant to Articles 15 or 18. Within this sub-account, there shall be maintained such additional sub-accounts as are necessary to properly administer the Plan;

     (iii) The After-Tax Contribution Account shall reflect the After-Tax Contributions, if any, made under the Stock Purchase Plan which are transferred to the Plan from the Stock Purchase Plan pursuant to Articles 15 and 18 and the After-Tax Contributions, if any, made pursuant to Section 4.07. Within this sub-account, there shall be maintained such additional sub-accounts as are necessary to properly administer the Plan;

     (iv) The Qualified Nonelective Contribution Account shall reflect the Qualified Nonelective Contributions, if any, made to a Participant's Account;

     (v)  The Rollover Account shall reflect any Rollover
Contributions transferred to the Trust.

(As amended by Fourth Amendment; effective December 31, 1992).

   (c) As of each Valuation Date, each Participant's Account shall equal:

     (i) his total Account as determined on the immediately preceding Valuation Date; plus

     (ii) his contributions added to his Account since the immediately preceding Valuation Date; plus

    (iii) his Employer Contributions added to his Account since the immediately preceding Valuation Date; plus

     (iv) his Rollover Contributions added to his Account since the immediately preceding Valuation Date; minus

     (v) his Distributions, if any, since the immediately preceding Valuation Date; plus or minus

     (vi)  his allocable share of Adjustments.

 5.02  Valuation.

   (a) On each Valuation Date, the Trustee shall allocate the Adjustment for each Fund as of such Valuation Date (determined pursuant to Section 5.02(b)) made among the Accounts in the same proportion that the portion of each such Account invested in each Fund bears to the total investment of all such Accounts in each Fund. The Committee may direct that expenses attributable to general Plan administration be allocated among the Accounts of all Participants in proportion to their Account balances.

   (b) The Adjustment for any Valuation Date shall be determined in the following manner:

     (i) The Trustee shall determine the fair market value of each Fund, including accrued income, as of such Valuation Date;

     (ii) The fair market value shall be reduced by (1) forfeitures (if any) which become allocable as of such Valuation
Date, and (2) the Employer Matching Contribution (if any) which is paid into the Fund by the current Valuation Date;

    (iii) The amount computed under subparagraph (b) will be reduced by the value of the Fund as of the Valuation Date preceding the current Valuation Date and the remainder shall be the Adjustment for the current Valuation Date attributable to each Fund;

     (iv) For loans issued under Section 6.12, the Adjustment shall be the interest actually paid on the outstanding loan principal balance since the preceding Valuation Date;

     (v)  The Committee may, in its sole discretion, establish
Valuation procedures to supplement or replace the procedures set forth above.

 5.03  Value of Account for Purposes of Distribution.

   (a) Upon a Participant's Termination of Employment, the value of such Participant's Account to be distributed in accordance with
Article 6 shall be equal to the value of the Participant's Account as of the Valuation Date coinciding with or immediately succeeding the date of Termination of Employment.

   (b) The Account, valued as determined in the preceding paragraph (a) or the remaining undistributed portion thereof, shall continue to be adjusted on each Valuation Date following the date of Termination of Employment as provided in Section 5.02 until fully distributed to the Participant.

(As amended by Fourth Amendment; effective January 1, 1992).

 5.04 Errors. Where an error or omission is discovered in any Participant's Account, the Committee shall make appropriate corrective adjustments as of the end of the Plan Year in which the error or omission is discovered. If it is not practical to correct the error retroactively then, when it is necessary to add to an Account, such addition shall be treated as an expense of the Trust Fund; and when a subtraction is to be made from the Account, the amount so generated shall be treated as a forfeiture and shall be allocated as any other forfeiture.

 5.05 Allocations Do Not Affect Vesting. The fact that an allocation has been made shall not operate to vest in any Participant any right or interest in, or to vest any specific assets of the Fund except as herein provided.

 5.06  Directed Investments.

   (a) The Committee shall select investment Funds, which may, in the Committee's discretion, include Funds comprised primarily of Company Stock, to be made available to Participants under the Plan from time to time in accordance with applicable law. Such investment options will be disclosed to Participants in summary form and, where required by applicable law, a copy of any prospectus or other disclosure document relating to an investment option shall be made available to Participants by the Committee. (As amended by Seventh Amendment; effective January 1, 1994).

   (b) Pursuant to rules established by the Committee, a Participant shall be entitled to direct the investment in any Fund of the assets in his Before-Tax Contribution, After-Tax Contribution, and Rollover Accounts. In addition, a Participant who is fully vested in his Employer Contribution Account may also direct the investment of the assets in his Employer Contribution Account. A Participant may direct the investment of his Account by delivering a written direction to the Trustee on a form prescribed by the Committee, at such times prescribed by the Committee, but no less than twice each Plan Year.

   (c) Such Accounts shall be credited with the actual income derived from the investments in such Accounts and with the actual expenses related to such Accounts; and such Accounts shall be valued as of each Valuation Date to reflect the fair market value of the Funds in which such Accounts are invested.

   (d) The Trustee shall be relieved from any liability for the making, retention, or sale of any investment pursuant to the written direction of a Participant.

   (e) Notwithstanding anything herein to the contrary, in the case of Plan Years before January 1, 1995, the Employee Before-Tax Contribution, After-Tax Contribution, and Rollover Accounts of a Participant experiencing a Termination of Employment who has declined to receive a Distribution (including the failure of a Participant to complete the forms required by the Committee to process a Distribution within the timeframe established by the Committee) shall be invested in their entirety in a Fund offering a guaranteed rate of income or, if no such Fund is offered, in a Fund designated by the Committee.

 5.07 Accounts of Inactive Participants and Beneficiaries. The provisions of this Article relating to maintenance of Accounts, valuation, and directed investments apply to the Accounts of Inactive Participants and Beneficiaries as well as the Accounts of Participants.

                                 ARTICLE 6

                         VESTING AND DISTRIBUTIONS


 6.01 Retirement. A Participant who has attained Normal Retirement Age shall become 100% vested in his Account. Upon the Participant's Retirement on or after his Normal Retirement Age the Participant shall be entitled to a Distribution of all amounts credited to his Account on the date specified in Section 6.05.

 6.02 Permanent Disability. In the event of Termination of Employment on account of Permanent Disability, a Participant shall become 100% vested in his Account as of the date of such Permanent Disability and shall be entitled to a Distribution of all amounts credited to the Participant's Account on the date specified in
Section 6.05.

 6.03 Death. In the event of the Participant's death, all amounts credited to the Participant's Account shall become 100% vested and shall be distributed to the Participant's Beneficiary on the date specified in Section 6.05.

 6.04  Other Termination of Employment.

   (a) Upon a Participant's Termination of Employment for any reason other than Retirement, Permanent Disability or death, the Participant shall be entitled to the vested portion of his Account. That portion of the Participant's Account which is not vested upon such Termination of Employment shall be subject to forfeiture by such Participant in accordance with Section 6.08.

   (b) The vested portion of any Participant's Account shall be determined as follows:

     (i) A Participant who ceases to be an Employee shall always be one hundred percent (100%) vested in his Before-Tax Contribution Account, his Qualified Nonelective Contribution Account, his
Rollover Account and his After-Tax Contribution Account;

     (ii) Any Participant who ceases to be an Employee shall be 100% vested in his Employer Contribution Account if he has earned five or more years of Credited Service. If the Participant has earned less than five years of Credited Service upon his Termination of Employment, he shall have no vested interest in his Employer Contribution Account and the entire Account shall be forfeited in accordance with Section 6.08.

 6.05  Commencement of Distribution.

   (a) The Participant's Account will be distributed no later than ninety (90) days after the end of the Plan Year of the Participant's Termination of Employment, provided the Participant consents to the Distribution in writing on a form satisfactory to the Committee. In the event of the Participant's death, the Participant's Account shall be distributed to the Participant's Beneficiary within ninety (90) days of the date of death. The Committee shall direct the Trustee to distribute a Participant's vested Account regardless of whether the Participant consents to such Distribution under the following circumstances:

     (i) If the Participant's vested Account balance is less than or equal to $3,500 at the time of Distribution and at the time of any prior Distribution, such Account will be distributed no later than ninety (90) days after the Valuation Date that immediately follows such Termination of Employment;

     (ii) If the Participant has attained age 70.5, the Participant's Account will be distributed no later than ninety (90) days after the end of the Plan Year in which the Participant attains age 70.5. If the Participant remains employed after age
70.5, Distributions shall be made on each Valuation Date following allocation of the Employer Contributions.

     (iii) If the Participant has terminated employment and has attained his Normal Retirement Age.

   (b) In the event of a Participant's request for a Distribution on account of hardship (see Section 6.13), Distribution shall commence no later than ninety (90) days after such request is approved by the Committee.

   (c) Notwithstanding anything in the Plan to the contrary, unless a Participant otherwise elects, (except as otherwise provided in Section 6.05(d)), the payment of benefits under the Plan to such Participants will begin not later than the sixtieth
(60th) day after the latest of the close of the Plan Year in which:

     (i) The date on which such Participant attains the earlier of age sixty-five (65) or Normal Retirement Age,

     (ii) Occurs the tenth (10th) anniversary of the year in which such Participant commenced participation in the Plan, or

     (iii) Such Participant terminates such Participant's service with the Employer.

   (d) Notwithstanding anything to the contrary in 6.05(c), the failure of a Participant to consent to a distribution while a benefit is immediately distributable, within the meaning of any other applicable section of the Plan, shall be deemed an election to defer commencement of payment of any benefit sufficient to satisfy this Section 6.05.

The Committee may establish, for administrative purposes, uniform and nondiscriminatory guidelines concerning the Distribution of benefits.

 6.06 Withdrawal of After-Tax Contributions and Certain Employer Contributions. Employee After-Tax Contributions may be withdrawn at any time upon written request of a Participant. In addition, a Participant may withdraw all or any part of his vested Employer Contributions transferred to the Plan from the Stock Purchase Plan pursuant to Article 18 and the vested Employer Matching Contributions on his Basic After-Tax Contributions, but only to the extent that such contributions have been in the Plan or the Stock Purchase Plan for at least two full Plan Years after the Plan Year in which such contributions were made. However, if a Participant has at least 60 Months of Participation, then the two-year restriction in the preceding sentence shall not apply. A Participant may request only one withdrawal pursuant to this Section each Plan Year, unless additional withdrawals are required by Sections 6.12 and 6.13. Effective January 1, 1995, the withdrawal provisions of the preceding two sentences shall also apply to vested Employer Contributions transferred to this Plan from the Stock Purchase Plan pursuant to Article 15.

For purposes of this Section, a Month of Participation shall mean any month during which a Participant has an After-Tax Account or Before-Tax Account in the Plan, the Stock Purchase Plan, or any prior plan with respect to the Stock Purchase Plan. Effective January 1, 1995, a Month of Participation shall mean any month during which a Participant has an account balance. All withdrawals from the After-Tax Contribution Account will be taken from the oldest After-Tax Contributions first and will be deemed to occur in the following order:

   (a)  First, from After-Tax Contributions made prior to January
1, 1987 (excluding any income credited thereon);

   (b)  Second, from After-Tax Contributions made after December
31, 1986, and all income earned on After-Tax Contributions regardless of when made.

However, if a Participant who is not fully vested in his Employer Matching Contributions withdraws Basic After-Tax Contributions that have been matched pursuant to Section 4.01(a) or pursuant to the terms of the Stock Purchase Plan, then the Employer Matching Contributions attributed to the withdrawn Basic After-Tax Contributions shall be forfeited; provided, however, that if the Participant repays the entire amount of the Distribution before the end of the five-year period beginning on the date of withdrawal, then the forfeited amounts will be restored to the Participant's Account. Notwithstanding the preceding sentence, any Employer Matching Contributions forfeited due to the withdrawal of Basic After-Tax Contributions made during the year of withdrawal shall not be restored under any circumstances. Effective January 1, 1995, if a Participant who is not fully vested in his Employer Matching Contributions withdraws Basic After-Tax Contributions that have been matched pursuant to Section 4.01(a) or pursuant to the tems of the Stock Purchase Plan, then the Employer Matching Contributions attributable to the withdrawn Basic After-Tax Contributions shall not be forfeited.

In general, all Distributions pursuant to this Section 6.06 shall be made as soon as practicable after the Valuation Date next succeeding the Distribution request. However, to the extent that the Distribution is a prerequisite to receiving a hardship Distribution pursuant to Section 6.13, the Distribution shall be made as soon as practicable after the Distribution request, based on the value of the amounts eligible for Distribution as of the Valuation Date coincident with or immediately preceding the Distribution request minus any Distributions since such Valuation Date.
(As amended by Fourth Amendment; effective December 31, 1992).

 6.07  Method of Distribution.

   (a)  The method of Distribution of a Participant's Account
(regardless of whether such Distribution is made by reason of a withdrawal or a Termination of Employment) shall be in the form of payment in a single lump sum.

   (b) If a Distribution is made upon the death of a Participant, the Participant's Account will be paid to the Participant's
Beneficiary or Beneficiaries in the manner described in the preceding paragraph (a).

   (c) Distributions will be made in whole shares of Company Stock to the extent the Participant's Account is invested in Company Stock on the Valuation Date preceding Distribution. Fractional shares and the portion of the Participant's Account not invested in Company Stock shall be distributed in cash. No Distribution shall be made in the form of an annuity.

   (d) The Committee shall issue directions to the Trustees concerning the recipient and the Distribution date of benefits which are to be paid from the Trust pursuant to the Plan.

   (e) Notwithstanding anything to the contrary, the Committee shall not distribute any Account having a balance greater than $3,500 on the Distribution date or at the time of any prior Distribution without the consent of the Participant; provided this rule shall not apply to any Participant who has attained his Normal Retirement Age.

6.08  Disposition of Forfeitures.

   (a) A Participant who is not vested in his Employer Contribution Account (a "non-vested Participant") and who incurs a Termination of Employment shall forfeit the non-vested portion of his Employer Contribution Account as of the date of Distribution of the Participant's Account or upon the Participant incurring a Break in Service, whichever occurs earlier. If the non-vested Participant resumes employment with the Employer prior to incurring a Break in Service, then the previously forfeited Employer Matching Contributions attributed to Before-Tax Contributions,valued as of the date of forfeiture, shall become the Participant's beginning Employer Contribution Account on the last day of the Plan Year in which he resumes participation in the Plan. Previously forfeited Employer Matching Contributions attributable to After-Tax Contributions, valued as of the date of forfeiture, shall be restored to the Participant's Account if (i) the Participant is reemployed before he incurs a Break in Service and (ii) repays the entire amount of the withdrawn After-Tax Contributions and any earnings thereon, valued as of the date of Distribution, within five years of the date he is reemployed. In such event, the Participant's Account shall be restored as soon as administratively practicable after repayment of the withdrawn After-Tax Contributions and earnings thereon. The Participant's Account shall be restored first from forfeitures allocable on such date and, if forfeitures are insufficient, from Employer Matching Contributions allocable on such date.

   (b)  Forfeitures shall be used to reduce Employer Matching
Contributions as of the last day of the Plan Year in which the forfeiture occurs or as soon as administratively feasible thereafter.

 6.09 Payment to Minors and Incapacitated Persons. In the event that any amount is payable to a minor or to any person who, in the judgment of the Committee, is incapable of making proper disposition thereof, such payment shall be made for the benefit of such minor or such person in any of the following ways the Committee, in its sole discretion, shall determine:

   (a) By payment to the legal representative of such minor or such person;

   (b)  By payment directly to such minor or such person;

   (c) By payment in discharge of bills incurred by or for the benefit of such minor or such person. The Trustee shall make such payments as directed by the Committee without the necessary intervention of any guardian or like fiduciary, and without any obligation to require bond or to see to the further application of such payment. Any payment so made shall be in complete discharge of the Plan's obligation to the Participant and his Beneficiaries.

 6.10 Application for Benefits. The Committee may require a Participant or Beneficiary to complete and file with the Committee certain forms as a condition precedent to the payment of benefits. The Committee may rely upon all such information given to it, including the Participant's current mailing address. It is the responsibility of all persons interested in Distributions from the Trust Fund to keep the Committee informed of their current mailing addresses.

 6.11 Distributions Pursuant to Qualified Domestic Relations Orders. Notwithstanding anything to the contrary in this Plan, a "qualified domestic relations order," as defined in Code Section 414(p), may provide that any amount to be distributed to an alternate payee may be distributed immediately even though the Participant is not yet entitled to a Distribution under the Plan. The intent of this Section 6.11 is to provide for the Distribution of benefits to an alternate payee as permitted by Treasury Regulation 1.401(a)-13(g)(3).

 6.12 Loans. Beginning on or after January 1, 1991, a Participant may request a loan of his Account by obtaining an application from the Committee, completing it and submitting it to the Committee. The Committee may approve or deny a Participant's application based on written guidelines established by the Committee from time to time, provided such guidelines shall be applied in a uniform nondiscriminatory manner and shall be disclosed to Participants. Loan proceeds will be distributed within a reasonable period of time after the Participant completes any documents deemed necessary by the Committee to complete his loan application. The Committee may, in accordance with uniform nondiscriminatory rules, charge an administrative fee, payable by Plan Participants for the processing of loan applications. In addition, the following shall apply:

   (a) The total loans of any Participant at any point in time shall not exceed the lesser of (i) 50% of the Participant's vested Account balance, or (ii) the total amount held in the Participant's Before-Tax Contribution Account, After-Tax Contribution Account and Rollover Account, or (iii) $50,000, reduced by the excess (if any) of (A) the highest outstanding balance of any loan from the Plan during the one-year period ending on the day before the date on which such loan was made, over (B) the outstanding loan balance of any loan made from the Plan on the date on which the loan was made.

   (b) Each loan shall be supported by the Participant's promissory note for the amount of the loan, including interest, payable to the order of the Trustee. In addition, each loan shall be supported by an assignment of the Participant's entire right, title and interest in and to his Account and supported by any other reasonable security required by the Trustee.

   (c) Loans shall be available to all Participants on a reasonably equivalent basis. Except as provided below, loans shall not be made available to Participants who are

Highly Compensated Employees, officers or shareholders of the Employer in an amount which is greater than is available to other Participants. No Participant shall be permitted to have more than one loan issued and outstanding with respect to his Account at any time, and no Participant shall be issued a new loan within six months of repayment of a Plan loan.

   (d) Interest shall be charged on any loan at a rate determined in the sole discretion of the Committee, but shall provide the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances in accordance with DOL Regulation sec. 2550.408b-1(c).

   (e) The length and the terms of the repayment of any such loan shall be determined by the Committee in its sole discretion. The length of any loan shall not exceed five years. However, if the loan is used to acquire any dwelling unit which within a reasonable time after the loan is made is to be used as the principal residence of the Participant, the length of such loan shall be for a reasonable time, as determined by the Committee, that may exceed five years. In no event shall the term of the loan extend beyond the Participant's Termination of Employment.

   (f) Each loan shall provide for level amortization with payments to be made at such regular intervals as the Committee determines in its discretion, but not less frequently than once every three months over the term of the loan. Repayment shall be made through payroll deductions and the Participant will be required to authorize such payroll deductions as a condition to receiving the loan. Repayments will be held by the Trustee and credited to the Participant's Account on each Valuation Date.

   (g) A Participant who requests a loan shall be deemed to have directed the Committee to segregate assets in his Account equal to the amount of the loan and invest such assets in the Participant's loan and any income or loss therefrom shall be credited to the Participant's Account. Loans shall be deemed to be withdrawn pro rata from the Participant's sub-accounts described in Section 6.12(a).

   (h) No loan will be made by the Plan in an amount less than $1,000 or the amount established by the Committee from time to time.

   (i) The Committee may establish such additional guidelines and rules as its deems necessary to carry out the provisions of this
Section 6.12 and any rules regarding Plan loans set forth in other documents shall hereby be incorporated by reference into this Plan.

 6.13  Hardship Withdrawal.

   (a) Any Participant may request the Committee to distribute to him part or all of his Before-Tax Contribution Account (excluding income earned on Before-Tax

Contributions), his Rollover Account, and his vested Employer
Contribution Account to meet a hardship experienced by the Participant.

   (b) Hardship Distributions out of the Participant's Before-Tax Contribution Account may not exceed the sum of the Participant's
Before-Tax Contributions in such sub-account at the time the hardship withdrawal is made.

   (c) For purposes of this Section, a hardship shall be deemed to exist if a Participant establishes to the satisfaction of the Committee that a Distribution is necessary for: (1) uninsured medical expenses incurred by the Participant or his dependents; (2) purchase of a primary residence by the Participant; (3) payment of tuition and related educational expenses for the next 12 months of post-secondary education for the Participant or his dependents; (4) prevention of the eviction from or foreclosure on the Participant's principal residence; or (5) other bona fide financial hardships as permitted by Treasury Regulations or other regulatory or judicial authority. (As amended by Fourth Amendment; effective December 31,
1992).

   (d) Upon not less than 30 days prior written notice filed with the Company, a Participant who has demonstrated the existence of a hardship described in paragraph (c) and who has obtained all Distributions and withdrawals (other than for hardship) and all nontaxable loans available under all plans maintained by the Employer, may, in addition, withdraw all or a part of his Before-Tax Contributions, but in no event more than is necessary to alleviate such hardship. Any Participant who makes a withdrawal pursuant to this Section may not make any Before-Tax or After-Tax Contributions to the Plan (or any comparable contributions to any other plan maintained by the Employer) until an Entry Date which is at least 12 months after the effective date of such withdrawal. In addition, for the taxable year of the Participant following the taxable year in which such hardship withdrawal is received, the limit on Before-Tax Contributions set forth in Section 10.02 shall, with respect to such Participant, be reduced by the amount of the Before-Tax Contributions made for such Participant for the taxable year of the Participant in which such hardship withdrawal is received. (As amended by Fourth Amendment; effective December 31,
1992).

   (e) The request to receive a hardship Distribution shall be made on such forms and following such procedures as the Committee may prescribe from time to time. Under no circumstances shall the Committee permit a Participant to repay to the Plan the amount of any withdrawal by a Participant under this Section.

   (f) A Participant shall not be permitted to make more than one hardship withdrawal during any 12-month period.

 6.14 Direct Rollover. Effective for Distributions made on or after January 1, 1993, and notwithstanding any provision of the Plan to the contrary, a Participant may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover Distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the Participant. An eligible rollover Distribution is any Distribution of all or any portion of the balance to the credit of the Participant, except that an eligible rollover Distribution does not include: any Distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant's designated Beneficiary, or for a specified period of ten years or more; any Distribution to the extent such Distribution is required under Code Section 401(a)(9); and the portion of any Distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code
Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the Participant's eligible rollover Distribution. However, in the case of an eligible rollover Distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                                 ARTICLE 7

                        ADMINISTRATION OF THE PLAN


 7.01 Named Fiduciary. The following parties are named as Fiduciaries of the Plan and shall have the authority to control and manage the operation and administration of the Plan:

     (i)  The Employer;
    (ii)  The Board;
   (iii)  The Trustee;
    (iv)  The Committee.

The Fiduciaries named above shall have only the powers and duties expressly allocated to them under the Plan and Trust; provided, however, if a power or responsibility is not expressly allocated to a named Fiduciary, the power or responsibility shall be that of the Employer. Except as otherwise provided herein, no Fiduciary shall have any liability for, or responsibility to inquire into, the acts and omissions of any other Fiduciary in the exercise of powers or the discharge of responsibilities assigned to such other Fiduciary under this Plan or the Trust.

 7.02 Company. The Company shall have the right to amend the Plan in whole or in part pursuant to Section 9.01. The Company shall be the Plan Administrator within the meaning of Section 3(16) of the Act.

 7.03  Board of Directors.

   (a) The Board shall have the following powers and duties with respect to the Plan:

     (i) to cause the Employer to make contributions to the Plan as required by the Plan and the Act;

     (ii)  to appoint and remove the members of the Committee;

     (iii)  to terminate the Plan in whole or in part.

   (b) The Board shall have no other responsibilities with respect to the Plan.

 7.04 Trustee. The Trustee shall exercise all of the powers and duties assigned to the Trustee as set forth in Article 8. The
Trustee shall have no other responsibilities with respect to the Plan.

 7.05  Committee.

   (a) A Committee of not less than three or more than five individuals shall be appointed by and serve at the pleasure of the Board to administer the Plan. The Committee members shall serve without compensation. The Board shall have the right to remove any member of the Committee at any time, with or without cause. A member may resign at any time by written notice to the Committee and the Board. If a vacancy in the Committee should occur, a successor shall be appointed by the Board. The Committee shall by written notice keep the Trustee notified of current membership of the Committee, its officers and agents. The Committee shall furnish the Trustee a certified signature card for each member of the Committee and for all purposes hereunder the Trustee shall be conclusively entitled to rely upon such certified signatures.

   (b) The Committee shall appoint a Chairman and a Secretary from among its members of the Committee. All resolutions, determinations and other actions shall be by a majority vote of all members of the Committee. The Committee may appoint such agents, who need not be members of the Committee, as it deems necessary for the effective performance of its duties, and may delegate to such agents such powers and duties, whether ministerial or discretionary, as the Committee deems expedient or appropriate.
The compensation of such agents shall be fixed by the Committee; provided, however, that in no event shall compensation be paid if such payment violates the provisions of the Act.

   (c) The Committee shall have complete control of the administration of the Plan with all powers necessary to enable it to properly carry out the provisions of the Plan. In addition to all implied powers and responsibilities necessary to carry out the objectives of the Plan and to comply with the requirements of the Act, the Committee shall have the following specific powers and responsibilities:

     (i)  To appoint and remove the Trustee;

     (ii) To construe the Plan and Trust and to determine all questions arising in the administration, interpretation and operation of the Plan;

     (iii) To decide all questions relating to the eligibility of Employees to participate in the benefits of the Plan and Trust;

     (iv) To determine the benefits of the Plan to which any Participant, Beneficiary or other person may be entitled;

     (v) To keep records of all acts and determinations of the Committee, and to keep all such records, books of accounts, data and other documents as may be necessary for the proper administration of the Plan;

     (vi) To prepare and distribute to all Plan Participants and Beneficiaries information concerning the Plan and their rights under the Plan, including, but not limited to, all information which is required to be distributed by the Act, the regulations thereunder, or by any other applicable law;

     (vii) To file with the Secretary of Labor such reports and additional documents as may be required by the Act and regulations issued thereunder, including, but not limited to, summary plan descriptions, modifications and changes, annual reports, terminal reports and supplementary reports;

     (viii) To file with the Secretary of the Treasury all reports and information required to be filed by the Internal Revenue Code, the Act and regulations issued under each; and

     (ix) To do all things necessary to operate and administer the Plan in accordance with its provisions and in compliance with applicable provisions of Federal law.

   (d) To enable the Committee to perform its functions, the Employer shall supply full and timely information of all matters relating to the Compensation and length of service of all Participants, their Retirement, death or other cause of Termination of Employment, and such other pertinent facts as the Committee may require. The Committee shall advise the Trustee of such facts and issue to the Trustee such instructions as may be required by the Trustee in the administration of the Plan. Members of the Committee and each Employer shall be entitled to rely upon all tables, certificates and reports furnished by an actuary, upon all certificates and reports made by an accountant selected and approved by the Board, and upon all opinions given by counsel or by Committee and each Employer and their officers. The Trustee shall be fully protected in respect to any action taken or suffered by it in good faith in reliance upon the advice or opinion of any such actuary, accountant or counsel, and all action so taken or suffered shall be conclusive upon all Employees, Participants or other persons interested in the Plan.

 7.06 Committee to Establish Rules and Procedures. The Committee shall establish rules and procedures to be followed by the Participants and Beneficiaries in filing applications for benefits and for furnishing and verifying proofs necessary to establish age, Credited Service, Compensation and any other matters required in order to establish their right to benefits in accordance with the Plan.

 7.07 Standard of Fiduciary Duty. Any Fiduciary, or any person designated by a Fiduciary to carry out Fiduciary responsibilities with respect to the Plan, shall discharge his duties solely in the interests of the Participants and Beneficiaries for the exclusive purpose of providing them with benefits and defraying the reasonable expenses of administering the Plan. Any Fiduciary shall discharge his duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matter would use in the conduct of an enterprise of a like character and with like aims. Any Fiduciary shall discharge his duties in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of the Act. Notwithstanding any other provisions of the Plan, no Fiduciary shall be authorized to engage in any transaction which is prohibited by Sections 406 and 2003(a) of the Act or Section 4975 of the Code in the performance of its duties hereunder.

 7.08 Claims Procedure. Any Participant, Inactive Participant, Beneficiary, or spouse or authorized representative thereof (hereinafter referred to as "Claimant"), may file a claim for benefits under the Plan by submitting to the Committee a written statement describing the nature of the claim and requesting a determination of its validity under the terms of the Plan. Within 30 days after the date such claim is received by the Committee, it shall issue a ruling with respect to the claim. If the claim is wholly or partially denied, written notice shall be furnished to the Claimant, which notice shall set forth in a manner calculated to be understood by the Claimant:

   (a)  The specific reason or reasons for denial;

   (b) Specific reference to pertinent Plan provisions upon which the denial is based;

   (c) A description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

   (d)  An explanation of the claim review procedures.

Any Claimant whose claim for benefits has been denied, or his designated representative, may appeal such denial by resubmitting to the Committee a written statement requesting a review of the denial within 60 days of the date the Claimant receives notice of such denial. Such statement shall set forth the reasons supporting the claim, the reasons such claim should not have been denied, and any other issues or comments which the Claimant deems appropriate with respect to the claim.

If the Claimant shall request in writing, the Committee shall make copies of the Plan documents pertinent to his claim available for examination of the Claimant.

Within 60 days after the request for further review is received, the Committee shall review its determination of benefits and the reasons therefor and notify the Claimant in writing of its final decision. Such written notice shall include specific reasons for the decision, written in a manner calculated to be understood by the Claimant, with specific references to the pertinent Plan provisions on which the decision is based.

 7.09 Indemnification of Committee. To the extent permitted under the Act, the Plan shall indemnify the Board and the Committee against any cost or liability which they may incur in the course of administering the Plan and executing the duties assigned pursuant to the Plan. The Employer shall indemnify the Committee and the members of the Board against any personal liability or cost not provided for in the preceding sentence which they may incur as a result of any act or omission in relation to the Plan or its Participants. The Employer may purchase Fiduciary liability insurance to insure its obligation under this Section.

 7.10 Payment of Expenses. All expenses of administration may be paid out of the Trust Fund, unless paid by the Employer. Such expenses shall include expenses incident to the functioning of the Administrator, including, but not limited to, fees of accountants, counsel, other specialists and their agents, and other costs of administering the Plan. Nothing herein shall authorize the Plan to pay expenses associated with establishing the Plan. The Committee is authorized to review and approve reasonable expenses pursuant to the foregoing.

(As amended by Addendum No. 1; effective April 1, 1990).

 7.11 Administrative Discretion. Notwithstanding anything to the contrary in the Plan, the Committee shall have the sole and absolute discretion with respect to:

   (a)  The interpretation of the terms of the Plan;

   (b) The determination of individuals' entitlement to benefits, eligibility, and any other aspects of the Plan relating to such individuals;

   (c) The determination of all benefits and resolution of all questions pertaining to the administration, interpretation and application of this Plan's provisions, either by rules of general applicability or by particular decisions; and

   (d) Other matters which come within the purview of such Committee's functions, duties and powers (express and implied) under the Plan and/or applicable law. Any and all administrative, judicial and/or other review and/or adjudication with respect to such Committee's exercise or non-exercise of such discretion shall be based upon the arbitrary and capricious standard. Accordingly, no exercise and/or non-exercise of such discretion by such Committee shall be overturned or otherwise modified pursuant to such review and/or adjudication unless such Committee is found to have exercised and/or failed to exercise such discretion arbitrarily and capriciously.

                                 ARTICLE 8

                          TRUST FUND AND TRUSTEE


 8.01  General Nature of Trustee's Responsibilities.

   (a) To the extent acceptable to it, the Trustee shall receive such sums of money or other property as shall from time to time be paid or delivered by the Employer to hold for management and Distribution under the terms of the Plan. All such money and property so held, together with all investments made therewith and proceeds thereof, and such earnings, profits, increments, and accruals thereon as may occur from time to time, less any payments which the Trustee, from time to time, may be authorized to make therefrom, shall constitute the Trust Fund.

   (b) The Fund shall be held by the Trustee in trust and shall be administered, controlled and invested in accordance with the Plan and Trust. In the management of the Fund and the discharge of its duties hereunder, the Trustee shall act solely in the interests of the Participants, Inactive Participants and their spouses or Beneficiaries. The Trustee shall discharge its duties in accordance with this Plan and Trust with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Trustee's obligations relate solely to the Trust Fund and it shall have no responsibility whatsoever for the control, management, administration, or revision of the Plan itself or for procuring contributions required in the Plan.

   (c) Notwithstanding anything contained in this Plan and Trust to the contrary, it shall be impermissible at any time prior to the satisfaction of all liabilities with respect to Participants, Inactive Participants and their spouses for any part of this Fund to be used for or diverted to any purpose other than the exclusive benefit of such Participants, Inactive Participants and their spouses or Beneficiaries, except for payments of benefits under the terms of the Plan and payments of expenses and charges properly payable out of the Fund as set forth herein.

 8.02 Investment Powers. The Trustee shall make available to Participants in accordance with rules established by the Committee the Funds selected by the Committee in accordance with Section
5.06. All Employer Matching Contributions made prior to January 1, 1994 shall be invested by the Trustee in Company Stock. All Employer Matching Contributions made on or after January 1, 1994, shall be invested by the Trustee in the investment Fund or Funds designated by the Committee. Subject to the foregoing:

   (a) All investment determinations made by the Trustee shall be made in conformity with the standard of Fiduciary duty (especially the prudent man rule) set forth in the Act;

   (b) The Trustee shall cause the investments of the Trust Fund to be diversified to the extent necessary to minimize the risk of large losses (unless such diversification would be imprudent);

   (c) In no event shall the Trustee maintain the indicia of ownership of any assets of the Fund outside the jurisdiction of the United States District Courts;

   (d) The Trustee shall exercise its investment discretion so as to provide sufficient cash assets as the Committee may suggest will be necessary from time to time to meet the liquidity requirements for the administration of the Plan;

   (e) The foregoing paragraphs of this Section 8.02 are limitations on the investment powers of the Trustee and (except as expressly provided) take precedence over the powers set forth in this paragraph (e). Except as specifically limited above, the Trustee is authorized and empowered to retain, invest and reinvest any and all of the Trust Funds as it shall deem to be in the best interests of the Participants and there shall be no other additional restrictions -- whether by law or otherwise -- on the investment powers of the Trustee. Consequently the Trustee may invest the Fund in property (or a part interest therein) which is real or personal, tangible or intangible, wherever located, whether or not productive of income or consisting of wasting assets, as the Trustee shall deem best for the Participants, Inactive Participants and their spouses and Beneficiaries. Furthermore, the Trustee may, without regard to any law now or hereafter in force limiting investments by fiduciaries, invest in a range of investments which includes, among other things, real estate (whether income-producing or not); securities issued by any Employer which has adopted the Plan or any other corporation; speculative common stocks; any common trust fund or mutual fund held or administered by the Trustee, any of its subsidiaries, or any other corporation; any real estate investment trust in which the Trustee or any other corporation may have any interest whatsoever; low risk bonds; mortgages on real or personal property wherever situated; equipment trust certificates; notes or other evidence of indebtedness; shares of investment companies and mutual funds; interests in partnerships and trusts; insurance policies and contracts; option contracts such as those traded on an option exchange; and any other property or joint or other part interest in property (including without limitation, part interests in bonds and mortgages or notes and mortgages), real or personal, of any kind, class or character, which the Trustee may in its discretion deem suitable for the Fund, and irrespective (except to the extent specifically set forth above) of whether any Trustee, individually or as Trustee, is acting as a participator of any part interest in property that may be acquired.

     (i) The Trustee is explicitly authorized to acquire and hold "qualifying employer securities" and "qualifying employer real property," as those terms are defined in the Act. Up to 100% of the assets of the Plan may be invested in qualifying employer securities and/or qualifying employer real property.

     (ii) The Trustee is explicitly authorized to invest all or part of the Fund in deposits which bear a reasonable rate of interest in any bank, or trust company or other financial institution (including the Trustee, if applicable).

     (iii) The Trustee is explicitly authorized to engage in a transaction with a common or collective trust fund or pooled investment fund maintained now or created and maintained at a future time by any bank or trust company (including the Trustee, if applicable) supervised by a State or Federal agency provided that such transaction is a sale or a purchase of an interest in such common or collective trust and further provided that such bank or trust company receives not more than reasonable compensation. This general power is meant to be broad enough to avoid specific identification of all such funds in this document; and any officer of the Employer, is authorized (1) to certify to bank examiners and other parties which specific funds are included in this general power and (2) to adopt any declarations or enter into any agreements required so that the Trustee may make investments in such funds.

 8.03 Valuation. The fair market value of the Fund shall be determined by the Trustee as of each Valuation Date and on such other dates as the Trustee is directed by the Committee.

 8.04 Other Powers. In the management, care and disposition of the Fund, the Trustee, and its successors, may do all things and execute such instruments as may be deemed necessary or proper in order to carry out the provisions of the Plan and this Article 8, including the following powers (in addition to the investment powers set forth above), all of which may be exercised without order of or report to any court and without giving bond:

   (a) To sell, exchange, or otherwise dispose of any property at any time held in the Fund at public or private sale, for cash or on terms without advertisement; and no person dealing with the Trustee shall be bound to see to the application of monies paid;

   (b) To retain, manage, operate, repair and improve, and to mortgage and/or lease and/or grant options to sell (for any period whatsoever) any real or personal property held by the Trustee;

   (c) To compromise, compound, and settle any debt or obligation due to or from it as Trustee hereunder; and to reduce the rate of interest on, to extend or otherwise modify, or foreclose upon default or to otherwise enforce, and to abandon, if it shall deem it advisable, any property, whether real or personal, which may at any time be held by it, and in general to protect in every way the interest of the Fund, either before or after default;

   (d) To vote in person or by proxy on any stocks and other securities held by it, unless by law or regulatory authority the right to vote be proscribed as to it but vested in Participants of the Fund, in which latter event the vote shall be only by the Participants or as directed by them;

   (e) To join in, or to dissent from or to oppose, the reorganization, capitalization, consolidation, sale or merger of corporations or properties in which the Trustee may be interested as Trustee, upon such terms and conditions as it may deem wise; and to accept any securities which may be issued upon any such reorganization, recapitalization, consolidation, sale or merger and thereafter to hold the same;

   (f) To register any stocks, bonds, or other securities except interests in real property, held in the Fund in its own name as Trustee or in the name of a nominee; and to hold any investment in bearer form, or to combine certificates representing such investments with certificates of the same issue held by the Trustee in other fiduciary capacities, or to deposit or to arrange for the deposit of such securities in a qualified central depository even though, when so deposited, such securities may be merged and held in bulk in the name of the nominee of such depository with other securities deposited therein by any other person; or to deposit or to arrange for the deposit of any securities issued by the United States Government, or any agency or instrumentality thereof, with a Federal reserve bank, provided that the books and records of the Trustee shall at all times show that all such investments are part of the Fund;

   (g) To borrow or raise monies for purposes deemed appropriate by the Trustee, including the making of Distributions under the Plan in such amount and upon such terms and conditions as in its absolute discretion the Trustee may deem advisable; and for any sums so borrowed to issue its promissory note as Trustee and to secure the repayment thereof by pledging all or any part of the Fund; and no person lending money to the Trustee shall be bound to see to the application of the money loaned or to inquire into the validity, expediency or propriety of any such borrowing, it being intended that the Trustee shall also have the power to borrow from the Trustee's lending department, provided in such case the interest charged on the loan does not exceed the prevailing interest rates for a loan of the type made;

   (h) To employ agents from time to time, at the expense of the Fund, and to delegate to them such ministerial and limited duties as the Trustee sees fit;

   (i) To consult with counsel, who may be counsel to the undersigned Employer, actuaries and other professional advisors, and to act upon the legal advice of such counsel;

   (j) To make, execute, acknowledge and deliver any and all deeds, leases, assignments and instruments and to do all acts which they may deem necessary or proper to carry out the investment provisions of the Plan;

   (k)  To make Distributions wholly or partly in cash or in kind;

   (l) To reserve from investment and to keep unproductive of income any amounts or part of the Fund as it may from time to time deem advisable.

 8.05 Prohibited Transaction. Anything in this Plan and Trust to the contrary notwithstanding (and especially the powers granted to the Trustee herein), the Trustee shall not be authorized to engage in any transaction which is prohibited by Sections 406 and/or 2003(a) of the Act or Section 4975 of the Code unless the Trustee determines that such transaction is exempt under the terms of the Act and the Code therefrom.

 8.06 Administration of the Plan; Payments of Benefits; Reliance on Committee. The Committee shall have the exclusive authority and responsibility for communicating to the Trustee any and all decisions and directions concerning the administration of the Plan and the payment of benefits thereunder (including payees, amounts, addresses, dates of payments, etc.). In the event the Trustee shall deem it necessary to withhold any payments or Distributions pending compliance with legal requirements with respect to probate of Wills, appointment of a personal representative, payment of or provision for estate or inheritance taxes, for death duties, or otherwise, the Trustee shall notify the Committee and shall thereafter take no action pending compliance, or pending receipt of the Committee's instructions to distribute. Orders and directions from the Committee need not specify the purpose of the payment so ordered, and the Trustee shall not be responsible in any way respecting the purpose or propriety of such payments or for the administration of the Plan and Trust.

The Trustee shall not be responsible in any respect for the adequacy of the Fund to meet or discharge any payments or liabilities under the Plan; and payments shall be limited to amounts available in the Fund. Any order or direction from the Committee shall constitute a certification to the Trustee that the action directed is one which is in conformity with the provisions of the Plan and of the Act. To the extent permitted by law, the Trustee shall not be liable for any action taken

(especially any payment made from the Fund) at the direction of the Committee or for any failure to act, if such action can under the terms of the Plan and Trust be taken only after receipt from the Committee of specific directions or for failure to act pending receipt of directions from the Committee when direction is required or is requested in writing by the Trustee.

 8.07  Directing the Trustee.

   (a) Participants shall be permitted to direct the investment of their Accounts in accordance with Section 5.06.

   (b) The Committee may from time to time direct the Trustee as to the investment of all or part of the Trust Fund. The Committee may also from time to time appoint an investment manager or managers for all, or any part, of the Trust Fund; provided no investment manager shall be appointed unless it qualifies as an investment manager within the meaning of Section 3(38) of the Act. Any such investment manager shall be a named Fiduciary of the Plan and shall qualify by accepting its appointment as investment manager in writing.

   (c) Upon the appointment and qualification of an investment manager, the investment manager shall have, subject to any guidelines issued by the Committee, exclusive power and authority for the investment and reinvestment of the portion of the Trust Fund designated by the Committee and shall have the power to direct the acquisition and disposition of any and all assets and investment of the Trust Fund. The Trustee shall be relieved from any liability for the making, retention, or sale of any investment by or at the direction of an investment manager appointed in the manner herein set forth or by or at the direction of the Employer. If the Committee and the Trustee consist of the same individuals, nothing herein shall be construed to relieve the Committee of its obligation to review the performance of the investment manager from time to time.

 8.08  Records and Reports.

   (a) The Trustee shall keep accurate and detailed accounts of all investments, receipts and disbursements, and other transactions hereunder. Within ninety (90) days following the close of each fiscal year, the Trustee shall file a written report with the Employer or the Committee setting forth all investments, receipts and disbursements, and other transactions effected by the Trustee during such fiscal year. Upon the expiration of ninety (90) days from the date of filing such annual or other account, the Trustee shall be forever released and discharged from any liability or accountability to the Employer as respects the propriety of its acts or transactions shown in such accounts (other than liability for acts of fraud or willful misconduct), except with respect to any such acts or transactions as to which the Employer shall within such ninety (90) day period file with the Trustee a written statement claiming a breach of the Trustee's Fiduciary duties or failure to fulfill the Trustee's obligations under the Plan and Trust. The Trustee shall never be required to file any inventory or appraisals, or any annual or other returns to any court or to post bond.

   (b) The Trustee shall be entitled to have a judicial settlement of any account for which it is responsible. In any such proceeding or for any judicial instructions required in connection with the Fund, the only necessary parties thereto in addition to the Trustee will be the Employer and the Committee. However, the Trustee may bring in other persons as a party or party defendant.

   (c) Any party entitled to written notice or to an accounting may waive such notice or accounting required under this Section. To the extent the Trustee is also a member of the Committee, the Employer and the Committee shall be deemed to waive the notice and accounting requirements unless the Employer or Committee notifies the Trustee, within the required notice period, that it intends to enforce the writing and accounting requirement.

 8.09  Notification to Trustee.

   (a) Any notice, direction, order, request, certification or instruction of the Committee to the Trustee shall be in writing signed by a member of the Committee or shall be presented at a meeting with the Trustee. To the extent that the Trustee and the Committee are the same individuals this requirement shall not be applicable. Any action by the Employer pursuant to any of the provisions of the Plan or of this Article 8 shall be authorized or evidenced by a resolution of the Board or by an officer of the Employer authorized by resolution of the Board to take actions in connection with this Plan and Trust. The Trustee and every other person shall be entitled to rely conclusively upon any and all such notices, directions, orders, requests, certifications and instructions received from the Committee or from the Employer and reasonably believed to be properly executed, and shall act and be fully protected in acting in accordance therewith.

   (b) The Trustee, from time to time, may request and be entitled to certified copies of resolutions of the Employer evidencing the appointment and termination of office of any members of the Committee and of successors to such members together with specimens of their signatures; and the Trustee shall be entitled to rely conclusively upon such resolutions and signatures as evidence of the identity of the members of the Committee and shall not be charged with notice of any change with respect thereto until the Employer shall have furnished the Trustee with certified copies of resolutions relative to such change.

 8.10 Expenses. All expenses of making purchases and sales, other expenses of managing the Fund (including the employment of agents and advisors and the Trustee's compensation) and any taxes levied or assessed against the Trustee in respect to the Fund shall constitute a lien against the assets of the Fund and may be paid by the Trustee (without approval of the Committee) if not paid by the Employer within a reasonable time after becoming due. No Trustee receiving compensation from an Employer or Affiliate as an employee shall be paid compensation for services as Trustee from the Fund.

 8.11  Trustee's Tenure and Succession.

   (a) Any Trustee may be removed at any time upon sixty (60) days notice in writing to the Trustee signed by an authorized member of the Committee.

   (b) Any Trustee may resign at any time upon sixty (60) days notice in writing to an authorized officer of the Committee.
Within ninety (90) days after such removal or resignation of a Trustee, the removed or resigning Trustee shall file with the Employer or the Committee a written account setting forth all investments, receipts and disbursements, and other transactions in which such Trustee has participated since the end of the latest fiscal year in which such an accounting was filed with the Employer or Committee and containing an exact description of all securities purchased and sold, the cost or net proceeds of sale, and showing the securities and investments held at the date of such removal or resignation and the cost of each item thereof as carried on the books of the Trustee. Except with respect to any such acts or transactions as to which the Employer or Committee shall within such ninety (90) day period file with the Trustee a written statement claiming a breach of fiduciary duty or failure to observe the terms of this Article 8, upon the expiration of ninety (90) days from the date of filing such report, the Trustee participating in such accounting shall be forever released and discharged from any liability or accountability to the Employer as respects the propriety of the Trustee's acts or transactions shown in such report (other than liability for acts of fraud or willful misconduct) and the Employer shall thereafter reimburse, indemnify, and hold harmless the Trustee of and from any and all costs, claims, losses, demands, or liabilities in respect of its acts, transactions, duties, obligations or responsibilities as Trustee during the period covered by such account except those arising from the Trustee's breach of its fiduciary responsibility under the Act.

   (c) Any party entitled to written notice or accounting may waive the written notice and accounting required under this Section. If the removed or resigning Trustee was a member of the Committee at the time of such removal or resignation, the Employer and the Committee shall be deemed to waive the notice and accounting requirements unless the Employer or Committee notifies the removed or resigning Trustee, within the required notice period, that it intends to enforce the notice and accounting requirements.

 8.12 Successor Trustee. Upon the removal or resignation of a Trustee acting under this Plan and Trust, a successor Trustee may be appointed as provided herein. The Trustee who has resigned or has been removed shall do anything required so that the successor Trustee shall be able to carry out the rights, duties and obligations of the Trustee set forth herein. A successor Trustee shall not be responsible for any act or omission of a predecessor Trustee, and shall not be required to make any claim or demand against a predecessor Trustee unless the Committee shall in writing request the successor Trustee to participate in a claim against a predecessor Trustee. A successor Trustee shall have and may exercise all the rights, powers and duties given to an original Trustee named herein, as such rights, powers and duties may be amended from time to time. Such rights, powers and duties attach to the office of Trustee and are not personal to any specific Trustee which may be serving as Trustee under this Plan and Trust at any given time.

 8.13 Bond and Security. The Trustee shall not be required to give any bond or any other security for the faithful performance of the Trustee's duties under this Plan and Trust, except such as may be required by any law which prohibits the waiver thereof.

 8.14 Commingling. If the Committee consents or directs, the Fund which is held by the Trustee may be commingled with the trust assets of any Affiliated Sponsor which adopts this Plan and Trust. No individual Employer shall at any time own any specific assets in such commingled Fund, its interest being an undivided interest of its pro rata portion of the entire Fund.

                                 ARTICLE 9

                         AMENDMENT AND TERMINATION


 9.01 Right to Amend. The Company intends for the Plan to be permanent so long as the corporation exists; however, it reserves the right to modify, to alter, or to amend this Plan or the Trust, from time to time by action of the Committee, to any extent that it may deem advisable, including, but not limited to, any amendment deemed necessary to ensure the continued qualification of the Plan under Section 401(a) of the Code or to ensure compliance with the Act; provided, however, the Company shall not have the authority to amend this Plan in any manner which will:

   (a) permit any part of the Fund (other than such part as is required to pay taxes and administrative expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries;

   (b) cause or permit any portion of the Fund to revert to or become the property of the Employer;

   (c) change the duties, liabilities, or responsibilities of the Trustee without its prior written consent.

 9.02 Termination and Discontinuance of Contributions. The Company shall have the right at any time to terminate this Plan and any Affiliated Sponsor shall have the right to discontinue permanently its contributions hereunder. Upon Plan termination, all Participants' Accounts shall become fully vested and nonforfeitable and the Committee shall direct the Trustee with reference to the disposition of the Fund, after payment of any expenses properly chargeable against the Fund. Alternatively, the Committee may direct the Trustee to either continue to hold the Fund in Trust and distribute the Accounts of Participants in the manner provided in Article 6, or to immediately distribute all amounts held in Trust to the Participants as of the date of such termination. If this Plan is partially terminated, the provisions of this Section shall apply only to the Participants affected by the partial termination.

 9.03 IRS Approval of Termination. The Trustee shall not be required to make any Distribution from this Plan in the event of complete or partial termination until the Internal Revenue Service has issued a favorable determination with respect to termination.

                                ARTICLE 10

                       SPECIAL DISCRIMINATION RULES


10.01  Definitions.

   (a) Actual Contribution Percentage or ACP shall mean the ratio (expressed as a percentage) of (i) the sum of the Employer Matching Contributions and After-Tax Contributions made by or on behalf of the Participant for the Plan Year and, to the extent permitted in Treasury Regulations and elected by the Employer, the Participant's Qualified Before-Tax Contributions and Qualified Nonelective Contributions for the Plan Year, to (ii) the Participant's Compensation for the Plan Year. The Employer, on an annual basis, may elect to include or not to include Qualified Before-Tax Contributions and Qualified Nonelective Contributions in computing the ACP for a Plan Year. Furthermore, an Employer may elect on an annual basis to count a Participant's Employer Matching Contribution toward satisfying the required minimum contribution under Section 12.03 (minimum contribution for non-key employees in a top-heavy plan) in lieu of including such contributions in the ACP.

   (b) Actual Deferral Percentage or ADP shall mean the ratio (expressed as a percentage) of (i) the sum of Before-Tax Contributions on behalf of a Participant for the Plan Year (excluding any Excess Deferrals by a Non-highly Compensated Employee) and, to the extent permitted in Treasury Regulations and elected by the Employer, the Participant's Qualified Nonelective Contributions for the Plan Year to (ii) the Participant's Compensation for the Plan Year. The Employer, on an annual basis, may elect to include or not include Qualified Nonelective Contributions in computing the ADP for a Plan Year.

   (c) Average Actual Contribution Percentage shall mean the average (expressed as a percentage) of the Actual Contribution Percentages of the Participants in a group. The percentage shall be rounded to the nearest one-hundredth of one percent (four decimal places).

   (d) Average Actual Deferral Percentage shall mean the average (expressed as a percentage) of the Actual Deferral Percentages of the Participants in a group. The percentage shall be rounded to the nearest one-hundredth of one percent (four decimal places).

   (e) Combined ADP and ACP Test shall have the meaning as defined in Section 10.10.

   (f)  Excess Deferrals shall have that meaning as defined in
Section 10.02.

   (g) Excess ACP Contributions shall have that meaning as defined in Section 10.08.

    (h)  Excess ADP Deferrals shall have that meaning as defined in
Section 10.05.

   (i) Family Member shall mean, with respect to either (1) an active or former employee who was a 5% or more owner of an Employer or (2) a Highly Compensated Employee who is one of the ten highest paid Highly Compensated Employees during the current Plan Year:

     (1)  his spouse; or

     (2)  his lineal ascendants or descendants; or

     (3)  the spouses of his lineal ascendants or descendants.

   (j) Gap Period Income shall mean the income or loss attributable to an Excess ADP Deferral, Excess Deferral, or Excess ACP Contribution (collectively referred to in this definition as "Excess Amounts") for the period beginning on the January 1 following the Plan Year in which the Excess Amount arose and ending on the date the Excess Amount is actually distributed or forfeited (the "Gap Period"). Gap Period Income may be determined under any or all of the following procedures provided the method selected is used consistently for all Distributions or forfeitures attributable to the same types of Excess Amounts during the Plan Year:

     (1) Actual income or loss earned on the Excess Amount during the Gap Period;

     (2) An amount equal to ten percent (10%) of the income or loss allocable to the Excess Amount during the preceding Plan Year multiplied by the number of complete months during the Gap Period. For purposes of determining the number of whole months during the Gap Period, any Distribution or forfeiture occurring on or before the 15th day of the month shall be deemed to have been made on the 1st day of that month. All other Distributions or forfeitures shall be deemed to have been made on the last day of that month;

   (3) Income or loss determined using any other method approved by the Internal Revenue Service.

   (k) Highly Compensated Employee shall mean any Employee eligible to participate in the Plan who, during the current or prior Plan Year:

     (1)  was a 5% or more owner of an Employer;

     (2) received Compensation from an Employer in excess of $75,000;

     (3) received Compensation from an Employer in excess of $50,000 and was among the "top paid group" (as defined in Code
Section 414(q) and ignoring the exclusions for age and service) of the Employer's Employees during the Plan Year; or

     (4) was an officer of the Employer receiving Compensation in excess of 50% of the amount specified in Code Section 415(b)(1)(A). For this purpose no more than 50 Employees shall be deemed officers.


For purposes of the definition of "Highly Compensated Employee," the term "compensation" shall be defined as provided in Code
Section 414(q)(7). The $50,000 and $75,000 limitations referred to in this Section shall be adjusted in the same manner as the limitations specified in Code Section 415(b)(1)(A). Finally, the term "Highly Compensated Employee" shall be determined in accordance with Section 414(q) of the Code and Regulations thereunder.

   (l) Maximum Combined Percentage shall have the meaning as defined in Section 10.10(c).

   (m) Non-highly Compensated Employee shall mean an Employee of the Employer who is neither a Highly Compensated Employee nor a Family Member of a Highly Compensated Employee.

   (n)  Qualified Before-Tax Contribution shall mean Before-Tax
Contributions designated by the Committee as Qualified Before-Tax
Contributions. In addition, the following requirements must be satisfied:

     (1) The aggregate of all Before-Tax Contributions for the Plan Year, including the Qualified Before-Tax Contributions, must satisfy the requirements of Section 10.03(a);

     (2) The Before-Tax Contributions for the Plan Year, excluding the Qualified Before-Tax Contributions, must satisfy the requirements of Section 10.03(a);

     (3) If the Employer elects to aggregate Qualified Before-Tax Contributions with Employer Matching Contributions in order to avoid Excess ACP Contributions, such Qualified Before-Tax Contributions shall only be taken into account to the extent necessary to satisfy the provisions of Section 10.06(a)(ii); and

     (4) Qualified Before-Tax Contributions must satisfy all other provisions of this Plan applicable to Before-Tax Contributions and shall remain part of the Participant's Before-Tax Account. Nevertheless, except as provided in this Section 10.01(n), Qualified Before-Tax Contributions shall be excluded in determining whether any other contribution or benefit satisfies the nondiscrimination requirements of Code Sections 401(a)(4) and 401(k)(3).

10.02  $7,000 Limit on Before-Tax Contributions.

   (a) Notwithstanding any other provision of the Plan to the contrary, the aggregate of a Participant's Before-Tax Contributions during a calendar year may not exceed $7,000 multiplied by the Cost of Living Factor. Any Before-Tax Contributions in excess of the foregoing limits ("Excess Deferral"), plus any income and minus any loss allocable thereto, may be distributed to the applicable Participant no later than April 15 following the Plan Year in which the Before-Tax Contributions were made.

   (b) Any Participant who has an Excess Deferral during a calendar year may receive a Distribution of the Excess Deferral during such calendar year plus any income or minus any loss allocable thereto, provided (i) the Participant requests the Distribution of the Excess Deferral, (ii) the Distribution occurs after the date the Excess Deferral arose, and (iii) the Committee designates the Distribution as a Distribution of an Excess Deferral.

   (c) If a Participant makes a Before-Tax Contribution under this Plan and in the same calendar year makes a contribution to a Code
Section 401(k) plan containing a cash or deferred arrangement (other than this Plan), a Code Section 408(k) plan (simplified employee pension plan), or a Code Section 403(b) plan (tax sheltered annuity) and, after the return of any Excess Deferral pursuant to Section 10.02(a) and (b), the aggregate of all such Before-Tax Contributions and contributions exceed the limitations contained in Code Section 402(g), then such Participant may request that the Committee return all or a portion of the Participant's Before-Tax Contributions for the calendar year plus any income and minus any loss allocable thereto. The amount by which such Before-Tax Contributions and contributions exceed the Code Section 402(g) limitations will also be known as an Excess Deferral.

   (d)  Any request for a return of Excess Deferrals pursuant to
Section 10.02(c) must:

     (i)  be made in writing;

     (ii)  be submitted to the Committee not later than the March
1 following the Plan Year in which the Excess Deferral arose;

     (iii)  specify the amount of the Excess Deferral; and

     (iv) contain a statement that if the Excess Deferral is not distributed, it will, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k), or 403(b) of the Code, exceed the limit imposed on the Participant by
Section 402(g) of the Code for the year in which the Excess
Deferral occurred.

   (e) Before-Tax Contributions may only be returned to the extent necessary to eliminate a Participant's Excess Deferral. Excess Deferrals shall be treated as Annual Additions under the Plan. In no event shall the returned Excess Deferrals for a particular calendar year exceed the Participant's aggregate Before-Tax Contributions for such calendar year.

   (f) The income or loss allocable to a Before-Tax Contribution that is returned to a Participant pursuant to Section 10.02(a) or
(c) shall be determined by multiplying the income or loss allocable to the Participant's Account for the calendar year in which the Excess Deferral arose by a fraction. The numerator of the fraction is the Excess Deferral. The denominator of the fraction is the value of the Participant's Account balance on the last day of the calendar year in which the Excess Deferral arose reduced by any income allocated to the Participant's Account for such calendar year and increased by any loss allocated to the Participant's Account for such calendar year. In addition, any Gap Period Income may, in the discretion of the Committee, also be returned.

   (g) The income or loss allocable to an Excess Deferral that is returned to a Participant pursuant to Section 10.02(b) shall be determined using the same methods used to compute the Gap Period Income with the "Gap Period" commencing on January 1 of the calendar year in which the Before-Tax Contribution was made and ending on the date the Excess Deferral was distributed.

   (h) See Section 6.13(d) for circumstances under which a Participant's maximum annual Before-Tax Contribution could be reduced as a result of such Participant receiving a hardship
Distribution.

10.03  Average Actual Deferral Percentage.

   (a)  The Average Actual Deferral Percentage for Highly
Compensated Employees for each Plan Year and the Average Actual
Deferral Percentage for Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

     (i) The Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Participants who are Non-highly Compensated Employees for the Plan Year multiplied by 1.25; or

     (ii) The excess of the Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year over the Average Actual Deferral Percentage for Participants who are Non-highly Compensated Employees for the Plan Year is not more than two percentage points, and the Average Actual Deferral Percentage for Participants who are Highly Compensated Employees is not more than the Average Actual Deferral Percentage for Participants who are Non-highly Compensated Employees multiplied by two.

   (b) The permitted disparity between the Average Actual Deferral Percentage for Highly Compensated Employees and the Average Actual Deferral Percentage for Non-Highly Compensated Employees may be further reduced as required by Section 10.10.

   (c) If at the end of the Plan Year, the Plan does not comply with the provisions of Section 10.03(a), the Employer may do any or all of the following, except as otherwise provided in the Code or in Treasury Regulations, in order to comply with such provision:

     (i)  Distribute Before-Tax Contributions to certain Highly
Compensated Employees as provided in Section 10.05;

     (ii) Make a Qualified Nonelective Contribution on behalf of the Non-highly Compensated Employees and aggregate such contributions with the Non-highly Compensated Employees' Before-Tax Contributions as provided in Section 10.01(b). Such Qualified Nonelective Contributions must satisfy the additional requirements described in (d) below.

   (d) Qualified Nonelective Contributions used to satisfy the provisions of Section 10.03(a) must satisfy the following requirements:

     (i) All Qualified Nonelective Contributions for the Plan Year must satisfy the nondiscrimination requirements of Code Section
401(a)(4) (prohibition against discrimination in favor of Highly
Compensated Employees);

     (ii) Qualified Nonelective Contributions that are not used to satisfy the provisions of Sections 10.03(a) or 10.06(a) must satisfy the nondiscrimination requirements of Code Section
401(a)(4);

     (iii) Qualified Nonelective Contributions used to satisfy the provisions of Section 10.03(a) must satisfy all other provisions of the Plan applicable to Before-Tax Contributions. Nevertheless, such Qualified Nonelective Contributions shall be excluded in determining whether any other contribution or benefit satisfies the nondiscrimination requirements of Code Section 401(a)(4) and shall be excluded in determining whether the provisions of Section 10.06(a) of this Plan are satisfied.

10.04  Special Rules For Determining Average Actual Deferral
Percentage.

   (a) The Actual Deferral Percentage for any Highly Compensated Employee for the Plan Year who is eligible to have Before-Tax Contributions allocated to his Account under two or more arrangements described in Section 401(k) of the Code that are maintained by an Employer or its Affiliates shall be determined as if such Before-Tax Contributions were made under a single arrangement.

   (b) If two or more plans maintained by the Employer or its Affiliates are treated as one plan for purposes of the nondiscrimination requirements of Code Section 401(a)(4) or the coverage requirements of Code Section 410(b) (other than for purposes of the average benefits test), all Before-Tax Contributions that are made pursuant to those plans shall be treated as having been made pursuant to one plan.

   (c) For purposes of determining the ADP of a Participant who is either a 5% or more owner of an Employer or one of the ten highest paid Highly Compensated Employees during the Plan Year, the Before-Tax Contributions and Compensation of such Participant shall include the Before-Tax Contributions and Compensation of his Family Members. Any person who is a Family Member shall not be treated as a separate Employee in determining the Average Actual Deferral Percentage for either Non-highly Compensated Employees or for Highly Compensated Employees.

   (d)  The determination and treatment of the Before-Tax
Contributions and Actual Deferral Percentage of any Participant shall be in accordance with such other requirements as may be prescribed from time to time in Treasury Regulations.

10.05  Distribution of Excess ADP Deferrals.

   (a)  Before-Tax Contributions exceeding the limitations of
Section 10.03(a) ("Excess ADP Deferrals") and any income or loss allocable to such Excess ADP Deferral shall be designated by the Committee as Excess ADP Deferrals and shall be distributed to Highly Compensated Employees whose Accounts were credited with Excess ADP Deferrals in the preceding Plan Year. In determining the amount of Excess ADP Deferrals for each Highly Compensated Employee, the Committee shall reduce the ADP for each Highly Compensated Employee as follows:

     (i) The ADP for the Highly Compensated Employee(s) with the highest ADP will be reduced until equal to the second highest ADPs under the Plan; then

   (ii) The ADP for the two (or more) Highly Compensated Employees with the highest ADPs under the Plan will be reduced until equal to the third highest ADP level under the Plan; then

     (iii) The steps described in (i) and (ii) shall be repeated with respect to the third and successive highest ADP levels under the Plan until the Plan complies with one or both of the ADP tests described in Section 10.03(a).

   (b) To the extent administratively practicable, the Committee shall distribute all Excess ADP Deferrals and any income or loss allocable thereto (including, in the discretion of the Committee, Gap Period Income) prior to March 15 following the end of the Plan Year in which the Excess ADP Deferrals arose. In any event, however, the Excess ADP Deferrals and any income or loss allocable thereto (including, in the discretion of the Committee, Gap Period Income) shall be distributed prior to the end of the Plan Year following the Plan Year in which the Excess ADP Deferrals arose. Excess ADP Deferrals shall be treated as Annual Additions under the Plan.

   (c) The income or loss allocable to Excess ADP Deferrals shall be determined by multiplying the income or loss allocable to the Participant's Account for the Plan Year in which the Excess ADP Deferrals arose by a fraction. The numerator of the fraction is the Excess ADP Deferral. The denominator of the fraction is the value of the Participant's Account balance on the last day of the Plan Year in which the Excess ADP Deferrals arose reduced by any income allocated to the Participant's Account for such Plan Year and increased by any loss allocated to the Participant's Account for the Plan Year.

   (d) If an Excess Deferral has been distributed to the Participant pursuant to Section 10.02(a) or (b), then any Excess
ADP Deferral allocable to such Participant for the same Plan Year shall be reduced by the amount of such Excess Deferral.

   (e) Distribution of Excess ADP Deferrals to Participants described in Section 10.04(c) shall be made in accordance with the provisions of Proposed Treasury Regulation sec. 1.401(k)-1(f)(5)(iii) or any successor Treasury Regulation thereto.

   (f) Notwithstanding anything in this Plan to the contrary, to the extent a matched Before-Tax Contribution is an Excess ADP Deferral and is distributed in accordance with this Section, the Employer Matching Contribution attributable to the Before-Tax Contribution must be forfeited at the time of such Distribution, unless the Employer Matching Contribution is an Excess ACP Contribution. If the Employer Matching Contribution is an Excess ACP Contribution, it shall be forfeited or distributed in accordance with Section 10.08 or 10.09. Any Employer Matching Contributions that are forfeited pursuant to this paragraph shall be disregarded in determining whether the limitations of Section
10.06 are satisfied.

10.06  Average Actual Contribution Percentage.

   (a) The Average Actual Contribution Percentage for Highly Compensated Employees for each Plan Year and the Average Actual Contribution Percentage for Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

   (i) The Average Actual Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Contribution Percentage for Participants who are Non-highly Compensated Employees for the Plan Year multiplied by 1.25; or

   (ii) The excess of the Average Actual Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year over the Average Actual Contribution Percentage for Participants who are Non-highly Compensated Employees for the Plan Year is not more than two percentage points, and the Average Actual Contribution Percentage for Participants who are Highly Compensated Employees is not more than the Average Actual Contribution Percentage for Participants who are Non-highly Compensated Employees multiplied by two.

   (b) If at the end of the Plan Year, the Plan does not comply with the provisions of Section 10.06(a), the Employer may do any or all of the following, except as otherwise provided in the Code or in Treasury Regulations, in order to comply with such provision:

     (i) Aggregate Qualified Before-Tax Contributions of Non-highly Compensated Employees with Employer Matching Contributions of such Participants as provided in Section 10.01(a);

     (ii) Distribute vested Employer Matching Contributions to certain Highly Compensated Employees as provided in Section 10.08;

     (iii) Forfeit nonvested Employer Matching Contributions of certain Highly Compensated Employees as provided in Section 10.09;

     (iv)  Distribute After-Tax Contributions to certain Highly
Compensated Employees as provided in Section 10.8;

     (v) Make a Qualified Nonelective Contribution on behalf of the Non-highly Compensated Employees and aggregate such contributions with the Non-highly Compensated Employees' Employer Matching Contributions as provided in Section 10.01(a). Such Qualified Nonelective Contribution must satisfy the additional requirements described in (c) below.

   (c) Qualified Nonelective Contributions used to satisfy the provisions of Section 10.06(a) must satisfy the following requirements:

     (i) All Qualified Nonelective Contributions for the Plan Year must satisfy the nondiscrimination requirements of Code Section
401(a)(4) (prohibition against discrimination in favor of Highly
Compensated Employees);

     (ii) Qualified Nonelective Contributions that are not used to satisfy the provisions of Sections 10.03(a) or 10.06(a) must satisfy the nondiscrimination requirements of Code Section
401(a)(4); and

     (iii) Qualified Nonelective Contributions used to satisfy the provisions of Section 10.06(a) shall be excluded in determining whether any other contribution or benefit satisfies the nondiscrimination requirements of Code Section 401(a)(4) and shall be excluded in determining whether the provisions of Section
10.03(a) of this Plan are satisfied.

10.07  Special Rules For Determining Average Actual Contribution
Percentages.

   (a)  The Actual Contribution Percentage for any Highly
Compensated Employee for the Plan Year who is eligible to have Employer Matching Contributions or Before-Tax Contributions allocated to his Account under two or more arrangements described in Sections 401(a) or 401(k) of the Code, that are maintained by an Employer or its Affiliates, shall be determined as if such contributions were made under a single arrangement.

   (b) If two or more plans maintained by the Employer or its Affiliates are treated as one plan for purposes of the nondiscrimination requirements of Code Section 401(a)(4) or the coverage requirements of Code Section 410(b) (other than for purposes of the average benefits test), then all Employer Matching Contributions that are made pursuant to those plans shall be treated as having been made pursuant to one plan.

   (c) For purposes of determining the Actual Contribution Percentage of a Participant who is a 5% or more owner of an Employer or one of the ten highest paid Highly Compensated Employees during the Plan Year, the Employer Matching Contributions and Compensation of such Participant shall include all Employer Matching Contributions and Compensation of Family Members. Family Members shall not be treated as separate Employees for purposes of determining the Average Actual Contribution Percentage for either Non-highly Compensated Employees or for Highly Compensated Employees.

   (d) The determination and treatment of the Actual Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the

Secretary of the Treasury.

10.08  Distribution of Excess ACP Contributions.

   (a) After-Tax Contributions and Employer Matching Contributions exceeding the limitations of Section 10.06(a) ("Excess ACP Contributions") and any income or loss allocable to such Excess ACP Contributions may be designated by the Committee as Excess ACP Contributions and may be distributed in the Plan Year following the Plan Year in which the Excess ACP Contributions arose to those Highly Compensated Employees whose Accounts were credited with Excess ACP Contributions in the preceding Plan Year. The amount of Excess ACP Contributions to be distributed to a Highly Compensated Employee shall be determined using the procedure described in
Section 10.05(a).

   (b) To the extent administratively practicable, the Committee shall distribute all Excess ACP Contributions and any income or loss allocable thereto (including, in the discretion of the Committee, Gap Period Income) prior to March 15 following the end of the Plan Year in which the Excess ACP Contributions arose. In any event, however, the Excess ACP Contributions and any income or loss allocable thereto (including, in the discretion of the Committee, Gap Period Income) shall be distributed prior to the end of the Plan Year following the Plan Year in which the Excess ACP Contributions arose.

   (c) The income or loss allocable to Excess ACP Contributions shall be determined by multiplying the income or loss allocable to the Participant's Account for the Plan Year in which the Excess ACP Contributions arose by a fraction. The numerator of the fraction is the Excess ACP Contributions. The denominator of the fraction is the value of the Participant's Account on the last day of the Plan Year reduced by any income allocated to the Participant's Account by such Plan Year and increased by any loss allocated to the Participant's Account for the Plan Year.

   (d) Amounts distributed to Highly Compensated Employees under this Section 10.08 shall be treated as Annual Additions with respect to the Employee who received such amount.

   (e) Distribution of Excess ACP Contributions to Participants described in Section 10.07(c) shall be made in accordance with the provisions of Proposed Treasury Regulations sec. 1.401(m)-1(e)(4)(iii) or any successor Treasury Regulations thereto.

10.09  Forfeiture of Excess ACP Contributions.

   (a) Any nonvested Excess ACP Contributions and any income or loss allocable to the Excess ACP Contributions (including, in the discretion of the Committee, Gap Period Income) may be forfeited and applied as provided in Section 4.01.

   (b) The amount of any nonvested Excess ACP Contributions to be forfeited by a particular Highly Compensated Employee shall be determined pursuant to the procedure described in Section 10.05(a).

   (c) The income or loss allocable to Excess ACP Contributions shall be determined pursuant to the formula described in Section
10.08(c).

   (d) Participants described in Section 10.07(c) shall forfeit their Excess ACP Contributions in accordance with Proposed Treasury Regulation sec. 1.401(m)-1(e)(4)(iii) or any successor Treasury
Regulation thereto.

   (e) Amounts forfeited by Highly Compensated Employees under this Section shall not be treated as Annual Additions with respect to the Employee who forfeited such amount.

   (f) Notwithstanding anything to the contrary contained herein, After-Tax Contributions and vested Employer Matching Contributions may not be forfeited to correct an Excess ACP Contribution.

10.10  Combined ACP and ADP Test.

   (a) The Plan must satisfy the Combined ACP and ADP Test described in this Section 10.10 only if (1) the Average Actual Deferral Percentage of the Highly Compensated Employees exceeds 125% of the Average Actual Deferral Percentage of the Non-highly Compensated Employees and (2) the Average Actual Contribution Percentage of the Highly Compensated Employees exceeds 125% of the Average Actual Contribution Percentage of the Non-highly Compensated Employees.

   (b) The Combined ACP and ADP Test is satisfied if the sum of the Highly Compensated Employees' Average Actual Deferral
Percentage and Average Actual Contribution Percentage is equal to or less than the Maximum Combined Percentage defined in paragraph
(c) below.

   (c) The Maximum Combined Percentage shall be determined by adjusting the Non-Highly Compensated Employees' Average Actual
Deferral Percentage and Average Actual Contribution Percentage in the following manner:

     (i) The greater of the two percentages shall be multiplied by 1.25; and

     (ii) The lesser of the two percentages shall be increased by two percentage points; however, in no event shall such adjusted percentage exceed twice the original percentage.

The sum of (i) and (ii) shall be the Maximum Combined Percentage.

   (d) In the event the Plan does not satisfy the Combined ADP and ACP Test, the Highly Compensated Employees' Average Actual Deferral Percentage shall be decreased by distributing Before-Tax Contributions to certain Highly Compensated Employees using the procedures described in Section 10.05 until the sum of such percentage and the Highly Compensated Employees' Average Actual Contribution Percentage equals the Maximum Combined Percentage.

   (e)  The Highly Compensated Employees' Average Actual
Contribution Percentage shall not be reduced in order to satisfy the Combined ADP and ACP Test.

   (f) In addition to returning Before-Tax Contributions to certain Highly Compensated Employees in order to satisfy the Combined ADP and ACP Test, income or loss allocable to such Before-Tax Contributions (including, in the discretion of the Committee, any Gap Period Income) shall also be distributed.

   (g) To the extent administratively practicable, the Committee shall distribute the Before-Tax Contributions and allocable income or loss (including, in the discretion of the Committee, Gap Period Income) prior to March 15 following the end of the Plan Year for which the Combined ADP and ACP Test is computed. In any event, however, such Before-Tax Contributions and allocable income or loss (including, in the discretion of the Committee, Gap Period Income) shall be distributed by the end of the Plan Year following the Plan Year for which the Combined ADP and ACP Test is computed. Before-Tax Contributions that are distributed pursuant to this Section
10.10 shall be treated as Annual Additions under the Plan.

   (h)  The income or loss allocable to returned Before-Tax
Contributions shall be determined using the same procedures as
Section 10.05(c).

   (i) To the extent the provisions of this Section 10.10 conflict with the requirements of Proposed Treasury Regulation Section
1.401(m)-2 or any successor regulation thereto, the provisions of such Treasury Regulation shall prevail.

10.11 Order of Applying Certain Sections of Article. In applying the provisions of this Article 10, the determination and Distribution of Excess Deferrals shall be made first (to the extent possible), the determination and elimination of Excess ADP Deferrals shall be made second, the determination and elimination of Excess ACP Contributions shall be made third and finally the determination and any necessary adjustment related to the Combined ADP and ACP Test shall be made.

                                ARTICLE 11

                             MAXIMUM BENEFITS


11.01  General Rule.

   (a) Notwithstanding any other provision of this Plan, for any Plan Year, the Annual Additions to a Participant's Account, when combined with the Annual Additions to the Participant's Account under all other Qualified individual account plans maintained by the Employer or its Affiliates, shall not exceed the lesser of $30,000 or twenty-five percent (25%) of the Participant's Compensation for such Plan Year (the "maximum permissible amount").

   (b) The Employer hereby elects that the limitation year for purposes of Code Section 415 shall be the Plan Year.

   (c) For purposes of determining the limit on Annual Additions under paragraph (a) of this Section, the dollar limit described therein, to wit, $30,000, shall be increased for each Plan Year to the extent permitted by law.

   (d) If the amount to be allocated to a Participant's Account exceeds the maximum permissible amount (and for this purpose Employer Matching Contributions shall be deemed to be allocated after Before-Tax Contributions and After-Tax Contributions), due to the allocation of forfeitures, a reasonable error in estimating Compensation or a reasonable error in determining the amount of Before-Tax Contributions that would be made for a Participant, the excess will be disposed of as follows:

     (i) The Participant's After-Tax Contributions (and earnings thereon) and Before-Tax Contributions (and earnings thereon) shall be returned to the Participant to the extent such action will reduce the excess over the maximum permissible amount.

     (ii) If there remains an excess after (i), such remaining excess shall be reallocated among the Participants whose Accounts have not exceeded the limit in the proportion that the Compensation of each such Participant bears to the Compensation of all such Participants. If such reallocation would result in an addition to another Participant's Account which exceeds the permitted limit, that excess shall likewise be reallocated among the Participants whose Accounts do not exceed the limit. However, if the allocation or reallocation of the excess amounts pursuant to these provisions causes the limitations of Section 415 of the Internal Revenue Code to be exceeded with respect to each Participant for the limitation year, then any such excess shall be held unallocated in a suspense account. If the suspense account is in existence at any time during a limitation year, other than the limitation year described in the preceding sentence, all amounts in the suspense account shall be allocated and reallocated to Participants' Accounts (subject to the limitations of Code Section
415) before any Employer Contributions which would constitute Annual Additions may be made to the Plan for that limitation year.

If a Participant's Annual Additions under this Plan and under another individual account plan maintained by an Employer or its Affiliates would result in an excess amount for a limitation year, the excess amount will be deemed to consist of the Annual Additions last allocated. If an excess amount is allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the excess amount attributed to this Plan will be the product of:

     (i)  the total excess amount as of such date, times

     (ii) the ratio of (A) the Annual Additions allocated to the Participant for the limitation year as of such date under this Plan, to (B) the total Annual Additions allocated to the Participant for the limitation year as of such date under this and all the other qualified defined contribution plans maintained by the Employer or its Affiliates.

11.02 Combined Plan Limitation. If the Employer or its Affiliates maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction shall not exceed 1.0 in any limitation year, and the annual benefit otherwise payable to the Participant under such defined benefit plan shall be frozen or reduced to the extent necessary so that the sum of such fractions shall not exceed 1.0.

11.03 Definitions. For the purposes of this Article 11, the following definitions shall apply:

   (a)  "Annual Addition" shall mean the sum of:

     (i)  After-Tax Contributions;
     (ii)  Employer Contributions;

     (iii)  forfeitures; and

     (iv) amounts described in Code Sections 415(1)(1) and 419A(d)(2).

   (b)  "Affiliates" shall have that meaning contained in Section
2.04 except that for purposes of determining who is an Affiliate the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" each place it appears in Code Section 1563(a)(1).

   (c) "Compensation" shall, for purposes of this Article 11 mean the Participant's wages within the meaning of Code Section 3401(a) and all other payments of compensation to the Participant by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(a), 6051(a)(3) and 6052. Compensation shall not, however, include amounts paid or reimbursed by the Employer for moving expenses incurred by the Participant to the extent that at the time of payment it is reasonable to believe that these amounts are deductible by the Employee under Code
Section 217.

   (d) "Defined benefit fraction" means a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer or its Affiliates, and the denominator of which is the lesser of (i) 125 percent of the dollar limitation in effect for the limitation year under Section 415(b)(1)(A) of the Internal Revenue Code or (ii) 140 percent of the highest average Compensation.

   (e) "Defined contribution fraction" means a fraction, the numerator of which is the sum of the Annual Additions to the Participant's Account under all the defined contribution plans (whether or not terminated) maintained by the Employer or its Affiliates for the current, and all prior limitation years; and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior limitation years of service with the Employer or its Affiliates (regardless of whether a defined contribution plan was maintained by the Employer or its Affiliates). The maximum aggregate amount in any limitation year is the lesser of (i) 125 percent of the dollar limitation in effect under Section 415(c)(1)(A) of the Code; or (ii) 35 percent of the Participant's Compensation for such year.

   (f)  "Highest average Compensation" means the average
Compensation for the three consecutive years of service with the Employer that produces the highest average.

   (g) "Projected annual benefit" means the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the Plan assuming (i) the Participant will continue employment until Normal Retirement Age under the Plan (or current age, if later), and (ii) the Participant's Compensation for the current limitation year and all other relevant factors used to determine benefits under the Plan will remain constant for all future limitation years.

                                ARTICLE 12

                              TOP HEAVY RULES


12.01 General. The provisions of this Article of the Plan shall become effective in any Plan Year in which the Plan is determined to be Top Heavy and shall supersede any conflicting provision of this Plan.

12.02  Definitions.

   (a) Top Heavy. The Plan shall be Top Heavy for the Plan Year if, as of the Valuation Date which coincides with or immediately precedes the Determination Date, the value of the Participant Accounts of Key Employees exceeds 60% of the value of all Participant Accounts. If the Employer maintains more than one plan, all plans in which any Key Employee participates and all plans which enable this Plan to satisfy the antidiscrimination requirements of Code Sections 401(a)(4) and 410 must be combined with this Plan ("required aggregation group") for the purposes of applying the 60% test described in the preceding sentence. Plans maintained by the Employer which are not in the required aggregation group may be combined at the Employer's election with this Plan for the purposes of determining Top Heavy status if the combined plan satisfies the requirements of Code Section 401(a)(4) and 410 ("permissive aggregation group"). In determining the value of Participant Accounts, all Distributions made during the five-year period ending on the Determination Date shall be included and any unallocated Employer Contributions or forfeitures attributable to the Plan Year in which the Determination Date falls shall also be included. The Account of (i) any Employee who at one time was a Key Employee but who is not a Key Employee for any of the five Plan Years ending on the Determination Date; and (ii) any Employee who has not performed services for the Employer or a related employer maintaining a plan in the aggregation group for the five Plan Years ending on the Determination Date, shall be disregarded in determining Top Heavy status.

If the Employer maintains a defined benefit plan during the Plan Year which is subject to aggregation with this Plan, the 60% test shall be applied after calculating the present value of the Participants' accrued benefits under the defined benefit plan in accordance with the rules set forth in that plan and combining the present value of such accrued benefits with the Participants' Account balances under this Plan.

Solely for the purpose of determining if the Plan, or any other plan included in the required aggregation group, is Top-Heavy, a Non-Key Employee's accrued benefit in a defined benefit plan shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Affiliates, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

   (b) Key Employee. Any Employee of the Employer who, during the Plan Year or the four preceding Plan Years was an officer receiving Compensation in excess of 50% of the limit described in Code
Section 415(b)(1)(A), one of the ten Employees of the Employer owning the largest interests in the Employer and receiving Compensation equal to or greater than the dollar limit described in Code Section 415(c)(1)(A), a greater than 5% owner of the Employer, a greater than 1% owner of the Employer receiving Compensation in excess of $150,000, or the Beneficiary of a Key Employee. The Code
Section 415(b)(1)(A) and 415(c)(1)(A) limits referred to in the preceding sentence shall be the specified dollar limit plus any increases reflecting cost of living adjustments specified by the Secretary of the Treasury.

   (c) Determination Date. The last day of the Plan Year immediately preceding the Plan Year for which Top Heavy status is determined. For the first Plan Year, the Determination Date shall be the last day of the first Plan Year.

   (d)  Non-Key Employee.  Any Participant who is not a Key
Employee.

   (e) Employer. The term "Employer" shall include any Affiliate of such Employer.

   (f) Compensation. The term "Compensation" shall have that meaning as defined in Section 11.03(c).

12.03  Minimum Benefit.

   (a) Except as provided below, the Employer Contributions allocated on behalf of any Non-Key Employee who is employed by the Employer on the Determination Date shall not be less than the lesser of (i) 3% of such Non-Key Employee's Compensation, or (ii) the largest percentage of Employer Contributions and Before-Tax Contributions, as a percentage of the Key Employee's Compensation, allocated on behalf of any Key Employee for such Plan Year. Before-Tax Contributions allocated to the Accounts of Non-Key Employees and Employer Matching Contributions allocated to the Accounts of Non-Key Employees that are used to satisfy the provisions of Section 10.06 shall not be considered in determining whether a Non-Key Employee has received the minimum contribution required by this Section 12.03.

   (b) The minimum allocation is determined without regard to any Social Security contribution and shall be made even though, under other Plan provisions, the Non-Key Employee would have received a lesser allocation or no allocation for the Plan Year because of the Non-Key Employee's failure to complete 1,000 Hours of Service, his failure to make mandatory After-Tax Contributions, or his Compensation is less than a stated amount.

   (c) If the Employer maintains a defined benefit plan in addition to this Plan, the minimum contribution and benefit requirements for both plans in a Top Heavy Plan Year may be satisfied by an allocation of Employer Contributions to the Account of each Non-Key Employee in the amount of 5% of the Non-Key
Employee's Compensation.

12.04  Combined Plan Limitation For Top Heavy Years.

In any Plan Year during which more than 90% of the Participant Account balances are attributable to Key Employees, 100% or an equivalent factor shall be substituted for 125% or an equivalent factor in the combined plan fraction denominators set forth in the Section of this Plan which limits maximum benefits pursuant to
Section 415 of the Code. In any Plan Year during which more than 60% but not more than 90% of the Participant Account balances are attributable to Key Employees, 100% or an equivalent factor shall be substituted for 125% or an equivalent factor in the combined plan fraction denominators unless the Account of each Non-Key Employee participating in the Plan receives an allocation which satisfies Section 12.03 above, except that for this purpose the figure "4%" shall be substituted for "3%" where it appears in
Section 12.03(a) and the figure "7.5%" shall be substituted for "5%" where it appears in Section 12.03(c).

                                ARTICLE 13

                               MISCELLANEOUS


13.01 Headings. The headings and sub-headings in this Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

13.02 Action by Employer. Except for the Company's power to amend the Plan (see Section 9.01), any action by an Employer under this Plan shall be by resolution of its Board of Directors, or by any person or persons duly authorized by resolution of said Board to take such action.

13.03 Spendthrift Clause. Except as otherwise required by a "qualified domestic relations order" as defined in Code Section 414(p), none of the benefits, payments, proceeds or Distributions under this Plan shall be subject to the claim of any creditor of any Participant or Beneficiary, or to any legal process by any creditor of such Participant or Beneficiary, and none of them shall have any right to alienate, commute, anticipate or assign any of the benefits, payments, proceeds or Distributions under this Plan except for the extent expressly provided herein to the contrary.
If any Participant shall attempt to dispose of the benefits provided for him hereunder, or to dispose of the right to receive such benefits, or in the event there should be an effort to assign such benefits or the right to receive such benefits by attachment, execution or other legal or equitable process, such right to benefits shall pass and be transferred, at the discretion of the Plan Administrator, to such one or more as may be appointed by the Plan Administrator from among the Beneficiaries, if any theretofore designated by the Participant, or from the spouse, children or other dependents of the Participant, in such shares as the Committee may appoint. Any appointment so made by the Committee may be revoked by it at any time and further appointment made by it which may include the Participant.

13.04 Discrimination. The Employer, the Committee, the Trustee and all other persons involved in the administration and operation of the Plan shall administer and operate the Plan and Trust in a uniform and consistent manner with respect to all Participants similarly situated and shall not permit discrimination in favor of Highly Compensated Employees (as defined in Code Section 414(q)).

13.05 Release. Any payment to a Participant or Beneficiary, or to their legal representatives, in accordance with the provisions of this Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Trustee, Plan Administrator, Committee and the Employer, any of whom may require such Participant, Beneficiary, or legal representative, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be determined by the Trustee, the Committee, or the Employer, as the case may be.

13.06 Compliance with Applicable Laws. The Company, through the Plan Administrator, shall interpret and administer the Plan in such manner that the Plan and Trust shall remain in compliance with the Code, with the Act, and with all other applicable laws, regulations, and rulings. Notwithstanding anything to the contrary in the Plan, as evidenced by the amendment and/or restatement thereof pursuant to this or any other document or other writing,
(i) any form of Distribution available under the Plan prior to any such amendment and/or restatement of the Plan, which form of Distribution is a protected benefit under Code Section 411(d)(6), and (ii) any benefit or other feature which was accrued or available to Participants under the Plan, prior to any such amendment and/or restatement, the reduction or elimination of any of which, under any such amendment and/or restatement, would result in a violation of Code Section 411 or other applicable provision of the Code and thereby cause the Plan to fail to qualify under Code
Section 401(a), shall be preserved under the Plan, and shall not be reduced or eliminated, only to the extent such preservation is necessary, and only to the extent the absence of such reduction or elimination (as the case may be) is necessary, to avoid a violation of Code Section 411 or other applicable provision of the Code which would cause the Plan to lose qualification under Code Section 401(a). To the extent not otherwise prohibited by applicable law and as expressly agreed to in writing, a Participant may waive his rights under the Plan with respect to benefits which have not yet accrued.

13.07 Merger. In the event of any merger or consolidation of the Plan with any other plan, or the transfer of assets or liabilities by the Plan to another plan, each Participant must receive (assuming that the Plan would terminate) the benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit such Participant would have been entitled to receive immediately before the merger, consolidation, or transfer (assuming that the plan had then terminated).

13.08 Governing Law. The Plan shall be governed by the laws of the State of South Carolina to the extent that such laws are not preempted by Federal law.

13.09 Unclaimed Benefits. If a Participant with a vested Account balance incurs a Termination of Employment prior to his Retirement and the Participant or the Participant's Beneficiary fails to request a Distribution within 60 days after such Participant attains or would have attained age 65, a notice of the Participant's entitlement to benefits will be sent by registered mail to the Participant's last known address. If within three months of such mailing, the Participant or Beneficiary does not make a written claim on such vested Account, the Committee shall direct that such Account be cancelled on the records of the Plan and the amount of such Account treated as a forfeiture. In the event such Participant or Beneficiary later requests a Distribution of his vested Account, the Plan shall distribute such vested Account to the Participant or Beneficiary, as the case may be, within 60 days of such request. A Beneficiary claiming ownership of the Participant's vested Account shall be required to present evidence of the Participant's death and of the Beneficiary's designation as such.

                                ARTICLE 14

                ADOPTION OF THE PLAN BY AFFILIATED SPONSORS

14.01 Adoption Procedure. With the consent of the Company, expressed by resolution of the Board, any Affiliated Sponsor eligible by law to do so may adopt this Plan for its Employees, by meeting the following requirements.

   (a) The adopting corporation's Board of Directors shall approve the adoption of the Plan, and said corporation shall execute and file with the Company an adoption instrument by which it agrees to be bound as a participating Employer by all terms, provisions, conditions, and limitations of the Plan as herein provided with respect to its eligible Employees. The adoption instrument executed by any such organization shall specify the effective date of the adoption of the Plan and shall become, as to said organization and its Employees, a part of the Plan and Trust.

   (b) Any such Affiliated Sponsor shall compile and shall submit all information required by the Committee with reference to persons in its employment eligible for participation in the Plan.

14.02 No Joint Venture Implied. The adoption of the Plan by any Employer shall not create a joint venture or partnership relation between it and any other party hereto, nor shall said action ever be construed as having that effect. Any right, duties, liabilities, and obligations assumed hereunder by each Employer, or imposed upon it pursuant to or as a result of the terms and provisions of this Plan, shall relate to and affect such Employer alone.

14.03 Expenses to be Shared. Each Affiliated Sponsor shall pay a proportionate part of all necessary expenses incurred in the administration of the Plan. The Employer's proportion of said expenses each Plan Year shall be the same as the proportion of total Participants employed by all Employers represented by the Participants employed by said Employer during said Plan Year.

14.04 Transfer of Members. If a Participant employed by one Affiliated Sponsor is transferred to the employment of another Affiliated Sponsor, he shall maintain all of his rights under the Plan, and his employment and Plan participation shall be considered uninterrupted, as if no transfer had been made. Separate Employer Contribution Accounts shall be maintained for contributions made on behalf of a Participant by separate Employers, and forfeitures from each Account shall be allocated only to Participants who are employed by the Employer in question. Credited Service with all Affiliated Sponsors shall be aggregated for purposes of determining said transferred Participant's vested portion of his Employer Contribution Accounts so maintained.

14.05 Withdrawal of Affiliated Sponsor. Any Affiliated Sponsor may withdraw from the Plan by giving three (3) months notice in writing of its intention to withdraw to the Trustee and the Committee, unless a shorter notice shall be agreed by the Company. Notwithstanding the foregoing, no Affiliated Sponsor shall be permitted to withdraw from the Plan if, in the opinion of the Company's legal counsel, such withdrawal would adversely affect the Plan's status as a Qualified plan.

14.06 Treatment of Funds on Withdrawal. Upon the effective date of the withdrawal of an Affiliated Sponsor, the Accounts of the Participants employed by said Employer shall be either distributed in a lump sum to said Participants or transferred to a successor trust, as the withdrawing Employer so directs. Notwithstanding the foregoing, if in the opinion of the Company's counsel, carrying out the wishes of the withdrawing Employer would adversely affect the Qualified status of the Plan, the Accounts of the Participants employed by the withdrawing Employer shall be distributed, transferred or held as part of the Trust as determined by the Committee.

14.07 Joint Employees. Notwithstanding anything to the contrary contained herein, if a Plan Participant receives Compensation simultaneously from two (2) or more Employers participating in the Plan, each Employer shall contribute to the Trust on behalf of said Participant an amount determined according to the Compensation paid by said Employer only, and separate Employer's Contribution Accounts shall be maintained for such a Participant for each such Employer's Contributions. In no event, however, shall a Participant's benefits be duplicated as a result of this Section. Forfeitures from said Accounts shall be allocated as provided in
Section 14.04.

14.08  Affiliated Sponsors Share of Total Contribution.

   (a) For each Plan Year that this Plan is in effect as to a particular Employer, the Employer shall make Employer Contributions on behalf of Participants employed by the Employer in accordance with Section 4.01.

   (b) For any Plan Year, an Affiliated Sponsor may elect in writing to vary its own contribution to the Trust from the formula described above. The particular Employer shall deliver said written election to the Board within the time described in (a) above. In said event, the provisions of Section 14.08(a) shall not apply to the particular Employer, and the total amount of said Employer's Contribution for said Plan Year shall be allocated to its Employees who are Participants in the Plan on the last day of said Plan Year in accordance with the provisions of Section 4.01. Notwithstanding the foregoing, in no event shall an Affiliated Sponsor be permitted to adopt its own contribution formula if such formula would, in the opinion of the Company's legal counsel, adversely affect the Qualified status of the Plan.

                                ARTICLE 15

                 TRANSFER OF STOCK PURCHASE PLAN ACCOUNTS


15.01 Election to Participate in the Plan. On or prior to April 1, 1990, and within 90 days after April 1, 1990, all Stock Purchase Plan Participants will be permitted to elect to discontinue their participation in the Stock Purchase Plan and participate in this Plan. Stock Purchase Plan Participants electing to participate in this Plan shall commence participation immediately and shall thereafter be eligible to participate only in this Plan until each succeeding January 1, when Participants will be given an opportunity to participate in the Stock Purchase Plan.

15.02 Transfer of Retirement Plan Accounts. Stock Purchase Plan Participants who elect to participate in this Plan and who participate in the Retirement Plan portion of the Stock Purchase Plan will, as soon as practicable after their election to participate in this Plan, have their Stock Purchase Plan Accounts transferred to this Plan and merged into their Plan sub-accounts as follows:

   (a) The Employer Contribution Account under the Stock Purchase Plan shall be merged into the Participant's Employer Contribution
Account under this Plan and shall thereafter be maintained and distributed in accordance with the provisions of this Plan;

   (b) The Employee Contribution Account under the Stock Purchase Plan shall be merged into the Participant's After-Tax Contribution Account under this Plan and shall thereafter be maintained and distributed in accordance with the provisions of this Plan;

   (c)  The Seibels Bruce Group Account under the Stock Purchase
Plan shall be merged into the Participant's Employer Contribution
Account under this Plan.

To the extent that a Participant's Account under the Stock Purchase Plan is invested in Company Stock, the Trustee of the Stock Purchase Plan shall be authorized but not required to transfer that portion of the Participant's Account in kind. To the extent that a Participant's Account under the Stock Purchase Plan is invested in U.S. government bonds, the Participant shall be permitted to direct a transfer of such bonds in kind to the Plan and the Plan shall hold such bonds as a directed Investment Fund in accordance with Section 5.06 of the Plan. No transfer of any Participant's Account in this Plan or the Stock Purchase Plan shall thereafter occur between the Plan and the Stock Purchase Plan.

                                ARTICLE 16

                               MERGER OF THE
                    ADVANCED SYSTEM APPLICATIONS, INC.
                       EMPLOYEES PROFIT SHARING PLAN
                          WITH AND INTO THE PLAN
       (Established by Second Amendment; effective January 1, 1991)


16.01 General Provisions. Effective as of January 1, 1991 (the "Merger Effective Date"), the Advanced System Applications, Inc. Employees Profit Sharing Plan (the "ASA Plan") is merged with and into the Plan. The Plan shall, as of the Merger Effective Date, assume all obligations of the ASA Plan and be responsible for payment of all vested account balances under the terms and provisions of the ASA Plan for (i) participants in the ASA Plan immediately prior to the Merger Effective Date, and (ii) former participants and beneficiaries with vested account balances under the ASA Plan immediately prior to the Merger Effective Date. Such participants and beneficiaries shall, as of the Merger Effective Date, automatically become Plan Participants with respect to such vested account balances under the ASA Plan. The Plan shall provide for said payment of benefits with the assets transferred to the Trust accompanying the Plan as set forth in Section 16.02 herein.

16.02 Transfer of Plan Assets. Effective as of the Merger Effective Date, the assets of the ASA Plan, which are held by the trustee of the trust accompanying the ASA Plan, shall become assets of the Plan, and shall be transferred to the Trustee as soon as possible following the Merger Effective Date, where such assets shall be held by the Trustee under the provisions of the Plan and its accompanying Trust for the exclusive benefit of Participants and Beneficiaries under the post-merger Plan, as provided under the terms and provisions hereof.

16.03  Code Section 401(a) (12) Requirements.  As required by Code
Section 401(a) (12), each Participant shall (as if the Plan then terminated) receive a benefit immediately after the merger and transfers contemplated under Section 16.02 above which is equal to or greater than the benefit he would have been entitled to receive immediately before such transfer and merger (as if either the ASA Plan or the Plan had then terminated).

16.04 Segregation of Accounts Transferred. Amounts transferred pursuant to Section 16.02 above shall be segregated and accounted for separately. Such amounts shall collectively be referred to as a Participant's "ASA Account." Notwithstanding the preceding sentences of this Section, to the extent it is no longer administratively necessary to maintain a Participant's ASA Account as a separate, segregated account, such account may be merged into or consolidated with one or more of the sub-accounts established for the Participant as part of his general Account.

16.05 Method of Distribution. A Participant (or his Beneficiary) who has an ASA Account and is otherwise entitled to a Distribution under the terms of this Plan may receive his Account by either or both of the following methods:

   (a)  Lump sum cash payment;

   (b) A series of monthly, quarterly, or annual installment payments, of substantially equal amounts, over a period not exceeding the life expectancy of the Participant (or Beneficiary) or the joint life expectancy of the Participant and his Beneficiary (as determined by the Committee in accordance with the actuarial tables adopted by it for this purpose).

16.06  Vesting.  Any Participant who was a participant in the ASA
Plan as of December 31, 1990, shall be vested in his ASA Account which is not fully vested to the Participant at the time transferred pursuant to Section 16.02 above according to the following schedule:

   Credited Service        Vested Percentage

   less than 3 years             0%
   3 years                      30%
   4 years                      40%
   5 years or more             100%

For purposes of the above schedule, years of Credited Service shall be years of Credited Service as of the end of the Plan Year in which his termination of employment occurs. If the Participant has earned less than three years of Credited Service as of such date, he shall have no vested interest in such accounts and the entire balance of such accounts shall be forfeited in accordance with
Section 6.08 of the Plan.

16.07 Outstanding Loans. Any outstanding loans made by the ASA Plan to participants or beneficiaries in the ASA Plan shall continue according to the terms and provisions of the loan documents. The following provisions shall apply with respect to any such outstanding loan:

   (a) In the event a Participant or Beneficiary defaults on such loan or fails to repay such loan in the time set forth in the promissory note, the Plan Administrator may satisfy any amount of principal or interest due and unpaid on the loan at the time of any default on the loan, and any interest accruing thereafter, by deduction from the Participant's or Beneficiary's ASA Account.
Such amount of principal and interest due and unpaid shall be deemed to have been deducted and distributed to the Participant or Beneficiary immediately upon default, unless such Participant or Beneficiary was not, at the time of default, eligible to receive a Distribution under the provisions of this Plan, in which event such amount shall be deemed to have been deducted and distributed at such time as the Participant or Beneficiary first becomes eligible to receive a Distribution under the provisions of this Plan.

   (b) To the extent that an amount is borrowed by a Participant or Beneficiary from his ASA Account, the Participant's or Beneficiary's ASA Account will not share in the earnings or losses of the Trust Fund, but will only share the earnings and losses based upon the loan made to the Participant or Beneficiary. A Participant or Beneficiary with an outstanding loan from the Plan shall have automatically elected to direct the investment of his ASA Account to the extent so borrowed in accordance with the preceding sentence.

   (c) Notwithstanding any provision of this Plan to the contrary, this Plan may distribute the promissory note of a Participant or Beneficiary or may cancel all or a portion of the indebtedness evidenced by such note in lieu of making a cash Distribution required by this Plan.

16.08 Investment of Transferred Assets. Notwithstanding any other provisions of this Plan to the contrary, the assets transferred from the ASA Plan under Section 16.02 above shall be liquidated and invested by the Trustee pursuant to the investment directions of Participants as provided in Section 5.06.

16.09 Early Retirement. With respect to Plan Years beginning before January 1, 1994 and notwithstanding any other provisions of this Plan to the contrary, and in addition to the otherwise applicable provisions of Section 2.22 of this Plan, a Participant whose ASA Account was transferred to this Plan under Section 16.02 above, shall be entitled to early retirement under the provisions of this Plan but only with respect to his ASA Account by substituting the following for Section 2.22 hereof:

     2.22 Early Retirement Date shall mean the first day of the month following the day on which a Participant has earned 10 years of Credited Service and attained age 55."

                                ARTICLE 17

                               MERGER OF THE
                           MANDAT COMPUTER CORP.
                        MONETARY ACCUMULATION PLAN
                          WITH AND INTO THE PLAN
         (Established by Third Amendment; effective July 1, 1991)


17.01 General Provisions. Effective as of July 1, 1991 (the "Merger Effective Date"), the Mandat Computer Corp. Monetary Accumulation Plan (the "Mandat Plan") is merged with and into the Plan. The Plan shall assume, as of the Merger Effective Date, all obligations of the Mandat Plan and be responsible for payment of all vested account balances under the terms and provisions of the Mandat Plan for (i) participants in the Mandat Plan immediately prior to the Merger Effective Date, and (ii) former participants and beneficiaries with vested account balances under the Mandat Plan immediately prior to the Merger Effective Date. Such participants and beneficiaries shall become, as of the Merger Effective Date, Plan Participants with respect to such vested account balances under the Mandat Plan. The Plan shall provide for said payment of benefits with the assets transferred to the Trust accompanying the Plan as set forth in Section 17.02 herein.

17.02 Transfer of Plan Assets. Effective as of the Merger Effective Date, the assets of the Mandat Plan, which are held by the trustee of the trust accompanying the Mandat Plan, shall become assets of the Plan, and shall be transferred to the Trustee as soon as possible following the Merger Effective Date, where such assets shall be held by the Trustee under the provisions of the Plan and its accompanying Trust for the exclusive benefit of Participants and Beneficiaries under the post-merger Plan, as provided under the terms and provisions hereof.

17.03  Code Section 401(a) (12) Requirements.  As required by Code
Section 401(a) (12), each Participant shall receive a benefit immediately after the merger and transfers pursuant to Section
17.02 above which is equal to or greater than the benefit he would have been entitled to receive immediately before such transfer and merger as if either the Mandat Plan or the Plan had then terminated.

17.04 Segregation of Accounts Transferred. Amounts transferred pursuant to Section 17.02 above shall be segregated and accounted for separately. Such segregated sub-accounts shall consist of a "Mandat Before-Tax Contribution Account" which shall be treated in the same manner as the Before-Tax Contributions, as defined in
Section 2.10, made by the Participant. There shall also be the "Mandat Matching Contribution Account" which shall be treated in the same manner as the Employer Matching Contribution, as defined in Section 2.28; provided, however, the entire balance of the Mandat Matching Contribution Account shall at all times remain vested with the Participant, notwithstanding any provision to the contrary relating to Employer Matching Contributions. The Mandat Before-Tax Contribution Account and Mandat Matching Contribution Account are referred to collectively as a Participant's "Mandat Account." Notwithstanding the preceding sentences of this Section, to the extent it is no longer administratively necessary to maintain a Participant's Mandat Account as a separate, segregated account, such account may be merged into or consolidated with one or more of the sub-accounts established for the Participant as part of his general Account.

17.05 Method of Distribution. A Participant (or his Beneficiary) who has a Mandat Account and is otherwise entitled to a Distribution under the terms of this Plan may receive his Account by either of the following methods:

   (a)  Lump sum cash payment; or

   (b) A series of substantially equal annual installments over a period not exceeding the lesser of five years or the Participant's life expectancy.

Provided, however, a Distribution shall be made in a single lump sum if the total of the Participant's Account balance does not exceed $3,500 or if the Participant does not elect the Distribution method within a reasonable time as determined by the Committee.

17.06 Vesting. Any Participant who was a participant in the Mandat Plan as of February 28, 1991, shall be fully vested in the amounts transferred from the Mandat Plan to the Plan pursuant to
Section 17.02 above.

17.07 Outstanding Loans. Any outstanding loans made by the Mandat Plan to participants or beneficiaries in the Mandat Plan shall continue according to the terms and provisions of the loan documents. The following provisions shall apply with respect to any such outstanding loan:

   (a) In the event a Participant or Beneficiary defaults on such loan or fails to repay such loan in the time set forth in the promissory note, the Plan Administrator may satisfy any amount of principal or interest due and unpaid on the loan at the time of any default on the loan, and any interest accruing thereafter, by deduction from the Participant's or Beneficiary's Mandat Account. Such amount of principal and interest due and unpaid shall be deemed to have been deducted and distributed to the Participant or Beneficiary immediately upon default, unless such Participant or Beneficiary was not, at the time of default, eligible to receive a Distribution under the provisions of this Plan, in which event such amount shall be deemed to have been deducted and distributed at such time as the Participant or Beneficiary first becomes eligible to receive a Distribution under the provisions of this Plan.

   (b) To the extent that an amount is borrowed by a Participant or Beneficiary from his Mandat Account, the Participant's or Beneficiary's Mandat Account will not share in the earnings or losses of the Trust Fund, but will only share the earnings and losses based upon the loan made to the Participant or Beneficiary. A Participant or Beneficiary with an outstanding loan from the Plan shall have automatically elected to direct the investment of his Mandat Account to the extent so borrowed in accordance with the preceding sentence.

   (c) Notwithstanding any provision of this Plan to the contrary, this Plan may distribute the promissory note of a Participant or Beneficiary or may cancel all or a portion of the indebtedness evidenced by such note in lieu of making a cash Distribution required by this Plan.

17.08 Investment of Transferred Assets. Notwithstanding any other provisions of this Plan to the contrary, the assets transferred from the Mandat Plan under Section 17.02 above shall be liquidated and invested by the Trustee pursuant to the investment directions of Participants as provided in Section 5.06.

                                ARTICLE 18

                               MERGER OF THE
                      STOCK PURCHASE SAVINGS PROGRAM
                             FOR EMPLOYEES OF
                   POLICY MANAGEMENT SYSTEMS CORPORATION
                          WITH AND INTO THE PLAN
      (Established by Fourth Amendment; effective December 31, 1992)


18.01 General Provisions. Effective as of December 31, 1992 (the "Merger Effective Date"), the Stock Purchase Savings Program for Employees of Policy Management Systems Corporation (the "Stock Purchase Plan") is merged with and into the Plan. The Plan shall, as of the Merger Effective Date, assume all obligations of the Stock Purchase Plan and be responsible for payment of all vested account balances under the terms and provisions of the Stock Purchase Plan for (i) participants in the Stock Purchase Plan immediately prior to the Merger Effective Date, and (ii) former participants and beneficiaries with vested account balances under the Stock Purchase Plan immediately prior to the Merger Effective Date. Such participants and beneficiaries shall, as of the Merger Effective Date, automatically become Plan Participants with respect to such vested account balances under the Stock Purchase Plan. It is the intent of the Employer that rules governing contributions, accounts, and distributions under the terms of the Stock Purchase Plan be applied to Employee After-Tax Contributions and Employer Matching Contributions related to such After-Tax Contributions under this Plan unless specifically changed by this Plan. The Plan shall provide for said payment of benefits with the assets transferred to the Trust accompanying the Plan as set forth in
Section 18.02 herein.

18.02 Transfer of Plan Assets. Effective as of the Merger Effective Date, the assets of the Stock Purchase Plan, which are held by the trustee of the trust accompanying the Stock Purchase Plan, shall become assets of the Plan, and shall be transferred to the Trustee as soon as possible following the Merger Effective Date, where such assets shall be held by the Trustee under the provisions of the Plan and its accompanying Trust for the exclusive benefit of Participants and Beneficiaries under the post-merger Plan, as provided under the terms and provisions hereof. Any unallocated forfeitures that are transferred to the Plan from the Stock Purchase Plan shall be used to reduce Employer Matching Contributions on behalf of any Participant in the Plan.

18.03  Code Section 401(a)(12) Requirements.  As required by Code
Section 401(a)(12), each Participant shall (as if the Plan then terminated) receive a benefit immediately after the merger and transfers contemplated under Section 18.02 above which is equal to or greater than the benefit he would have been entitled to receive immediately before such transfer and merger (as if either the Stock Purchase Plan or the Plan had then terminated).

18.04 Segregation of Accounts Transferred. Amounts transferred to the Plan pursuant to Section 18.02 above shall be segregated and accounted for separately for recordkeeping purposes in accordance with the provisions of Article 5. Notwithstanding the preceding sentence, to the extent it is no longer administratively necessary to maintain a separate, segregated account for amounts transferred to the Plan pursuant to Section 18.02, such account may be merged into or consolidated with one or more of the sub-accounts established for the Participant as part of his general Account.

18.05 Loans. No amounts transferred to the Plan pursuant to this Article, Employee After-Tax Contributions, or Employer Matching
Contributions on Basic After-Tax Contributions shall be available for Plan loans.

                                ARTICLE 19

                   MERGER OF THE CYBERSAVER 401(k) PLAN
                   FOR EMPLOYEES OF CYBERTEK CORPORATION
                          WITH AND INTO THE PLAN
        (Established by Sixth Amendment, effective January 1, 1994)

19.01 General Provisions. Effective as of January 1, 1994 (the "Merger Effective Date"), the Cybersaver 401(k) Plan for Employees of Cybertek Corporation (the "Cybertek Plan") is merged with and into the Plan. The Plan shall, as of the Merger Effective Date, assume all obligations of the Cybertek Plan and be responsible for payment of all vested account balances under the terms and provisions of the Cybertek Plan for (i) participants in the Cybertek Plan immediately prior to the Merger Effective Date, and
(ii) former participants and beneficiaries with vested account balances under the Cybertek Plan immediately prior to the Merger Effective Date. Such participants and beneficiaries shall, as of the Merger Effective Date, automatically become Plan Participants and Beneficiaries under this Plan. Moreover, any employee of Cybertek Corporation who would have become a participant in the Cybertek Plan on January 1, 1994, had the Cybertek Plan not been merged into this Plan, shall automatically become a Participant in this Plan as of the Merger Effective Date. The Plan shall provide for said payment of benefits with the assets transferred to the Trust accompanying the Plan as set forth in Section 19.02 herein.

19.02 Transfer of Plan Assets. Effective as of the Merger Effective Date, the assets of the Cybertek Plan, which are held by the trustee of the trust accompanying the Cybertek Plan, shall become assets of the Plan, and shall be transferred to the Trustee as soon as possible following the Merger Effective Date. Such assets shall be held by the Trustee under the provisions of the Plan and its accompanying Trust for the exclusive benefit of Participants and Beneficiaries under the post-merger Plan, as provided under the terms and provisions hereof.

19.03  Code Section 401(a)(12) Requirements.  As required by Code
Section 401(a)(12), each Participant shall (as if the Plan then terminated) receive a benefit immediately after the merger and transfer contemplated under Section 19.02 above which is equal to or greater than the benefit he would have been entitled to receive immediately before such transfer and merger (as if either the Cybertek Plan or the Plan had then terminated).

19.04 Accounting for Accounts Transferred. Amounts transferred to the Plan pursuant to Section 19.02 above shall be combined with the existing assets of the Plan and for recordkeeping purposes generally accounted for by adding such amounts to the sub-accounts currently in use under the Plan for contributions of similar character. Notwithstanding the preceding sentence, amounts transferred to the Plan attributable to Participant Regular Matching and Profit Sharing Accounts under the Cybertek Plan shall be segregated and accounted for separately as "Cybertek Regular Matching Accounts" and "Cybertek Profit Sharing Accounts," respectively, for recordkeeping purposes. Except as otherwise provided in this Article 19, these Cybertek Regular Matching and Profit Sharing Accounts shall be treated in the same manner as all other Accounts in the Plan. Notwithstanding the preceding sentences of this Section, to the extent it is no longer administratively necessary to maintain a Participant's Cybertek Regular Matching and Profit Sharing Accounts as separate, segregated accounts, such accounts may be merged into or consolidated with one or more of the sub-accounts established for the Participant as part of his general Account.

19.05 Method of Distribution. A Participant (or his Beneficiary) who is otherwise entitled to a Distribution under the terms of this Plan may receive his Cybertek Regular Matching and Profit Sharing Accounts and his other Accounts under the Plan, provided the entire amount in such Accounts exceeds $3,500, by either of the following methods:

     A.  A lump sum payment; or

     B. Payment of such amount directly from the Trust (as adjusted for gains and losses), in uniform annual or more frequent installments of at least $100 (provided, however, that the first installment may be larger than the remaining installments) to such Participant over a period not longer than the joint and last survivor expectancy of the Participant and his spouse, if any, reasonably determined from the expected return multiples prescribed in Treasury Regulation Section 1.72-9.

If the Participant fails to make an election within the time period prescribed by the Committee, his Accounts shall be distributed in a lump sum payment.

19.06 Normal Retirement Age. A Participant who had an account balance under the Cybertek Plan on the day before the Merger Effective Date shall be deemed to have attained his Normal Retirement Age for purposes of Section 2.34 on his sixty-fifth birthday.

19.07 Vesting. A Participant who was a participant in the Cybertek Plan as of December 31, 1993, shall be vested in his Cybertek Regular Matching Account if it is not fully vested at the time transferred pursuant to Section 19.02 above according to the following schedule:

     Credited Service       Vested Percentage

     less than 3                   0%
               3                  20%
               4                  40%
               5 (or more)       100%

19.08 Special Withdrawal after Age 59 1/2. A Participant who had an account balance under the Cybertek Plan on the day before the Merger Effective Date, and who has completed at least seven years of Credited Service may make one withdrawal from his Before-Tax Contribution Account at any time after his attainment of age 59 1/2 and before his Termination of Employment.

19.09 Forfeitures. A Participant who has a Cybertek Regular Matching Account in which he is not fully vested and who incurs a Termination of Employment shall forfeit the nonvested portion of such Account upon the first to occur of a Break in Service or the Distribution of the Participant's entire vested interest in all of his Accounts. The disposition of such forfeitures shall be as set forth in Section 6.08 of the Plan.

If a Participant incurs a Termination of Employment, receives a Distribution, forfeits his nonvested Cybertek Regular Matching Account in accordance with the preceding paragraph, and is rehired prior to incurring a Break in Service, he will be given the opportunity to repay the total amount distributed to him from his Cybertek Regular Matching Account in which case any amounts forfeited due to his Distribution shall be reinstated to his Cybertek Regular Matching Account. All such repayments must be made before (1) the Participant has a Break in Service commencing after such withdrawal, or (2) the fifth anniversary of the date the Participant is rehired, whichever is earlier. This buyback option shall also apply to Participants who had a separation from service under the Cybertek Plan and forfeited the nonvested portions of their Cybertek Regular Matching Accounts prior to the Merger Effective Date.

For purposes of this Section, a Participant who incurs a Termination of Employment prior to obtaining any vested interest in his Cybertek Profit Sharing Account is treated as having been cashed-out of the Plan on his termination date and his status as a Participant in the Plan shall cease as of that date. If a terminated Participant who is deemed to have received a Distribution pursuant to the preceding sentence resumes employment and again becomes eligible to participate in the Plan before incurring a Break in Service, the Participant's Cybertek Profit Sharing Account will be restored to its value as of the date of the deemed Distribution.

19.10 Investment of Transferred Assets. Notwithstanding any other provisions of this Plan to the contrary, the assets transferred from the Cybertek Plan under Section 19.02 above shall be liquidated and invested by the Trustee pursuant to the investment directions of the Participants as provided in Section 5.06.

                                ARTICLE 20

       MERGER OF THE PMS, INC. PROFIT SHARING/401(k) PLAN AND TRUST
                          WITH AND INTO THE PLAN


20.01 General Provisions. Effective as of January 1, 1995 (the "Merger Effective Date"), the PMS, Inc. Profit Sharing/401(k) Plan and Trust (the "PMS Plan") is merged with and into the Plan. The Plan shall be the surviving plan with respect to such merger, and the Plan shall not be terminated as a result of such merger. The Plan shall, as of the Merger Effective Date, assume all obligations of the PMS Plan and be responsible for payment of all vested account balances under the terms and provisions of the PMS Plan for
(i) participants in the PMS Plan immediately prior to the Merger Effective Date, and (ii) former participants and beneficiaries with vested account balances under the PMS Plan immediately prior to the Merger Effective Date. Such participants and beneficiaries shall, as of the Merger Effective Date, automatically become Plan Participants and Beneficiaries under this Plan. Moreover, any employee of PMS, Inc. who would have become a participant in the PMS Plan on January 1, 1995, had the PMS Plan not been merged into this Plan, shall automatically become a Participant in this Plan as of the Merger Effective Date. The Plan shall provide for said payment of benefits with the assets transferred to the Trust accompanying the Plan as set forth in Section 20.02 herein.

20.02 Transfer of Plan Assets. Effective as of the Merger Effective Date, the assets of the PMS Plan, which are held by the trustee of the trust accompanying the PMS Plan, shall become assets of the Plan, and shall be transferred to the Trustee as soon as possible following the Merger Effective Date. Such assets shall be held by the Trustee under the provisions of the Plan and its accompanying Trust for the exclusive benefit of Participants and Beneficiaries under the post-merger Plan, as provided under the terms and provisions hereof.

20.03  Code Section 401(a)(12) Requirements.  As required by Code
Section 401(a)(12), each Participant shall (as if the Plan then terminated) receive a benefit immediately after the merger and transfer contemplated under Section 20.02 above which is equal to or greater than the benefit he would have been entitled to receive immediately before such transfer and merger (as if either the PMS Plan or the Plan had then terminated).

20.04 Accounting for Accounts Transferred. Amounts transferred to the Plan pursuant to Section 20.02 above shall be combined with the existing assets of the Plan and for recordkeeping purposes generally accounted for by adding such amounts to the sub-accounts currently in use under the Plan for contributions of similar character. Notwithstanding the preceding sentence, amounts transferred to the Plan attributable to Participant Discretionary Employer Account and Matching Employer Account under the PMS Plan shall be segregated and accounted for separately, on a combined basis, as the "PMS Employer Contribution Account", for recordkeeping purposes. Except as otherwise provided in this
Article 20, these PMS Employer Contribution Accounts shall be treated in the same manner as all other Accounts in the Plan. Notwithstanding the preceding sentences of this Section, to the extent it is no longer administratively necessary to maintain a Participant's PMS Employer Contribution Account as a separate, segregated account, such account may be merged into or consolidated with one or more of the sub-accounts established for the Participant as part of his general Account.

20.05  Vesting.  A Participant who was a participant in the PMS
Plan as of December 31, 1994, shall be vested in his PMS Employer
Contribution Account if it is not fully vested at the time transferred pursuant to Section 20.02 above according to the following schedule:

     Credited Service      Vested Percentage

     less than 2                 0%
               2                20%
               3                40%
               4                60%
               5 (or more)     100%

20.06 Forfeitures. A Participant who has a PMS Employer Contribution Account in which he is not fully vested and who incurs a Termination of Employment shall forfeit the nonvested portion of such Account upon the first to occur of a Break in Service or the Distribution of the Participant's entire vested interest in all of his Accounts. The disposition of such forfeitures shall be as set forth in Section 6.08 of the Plan.

If a Participant incurs a Termination of Employment, receives a Distribution, forfeits his nonvested PMS Employer Contribution Account in accordance with the preceding paragraph, and is rehired prior to incurring a Break in Service, he will be given the opportunity to repay the total amount distributed to him from his PMS Employer Contribution Account in which case any amounts forfeited due to his Distribution shall be reinstated to his PMS Employer Contribution Account. All such repayments must be made before (1) the Participant has a Break in Service commencing after such withdrawal, or (2) the fifth anniversary of the date the Participant is rehired, whichever is earlier. This buyback option shall also apply to Participants who had a separation from service under the PMS Plan and forfeited the nonvested portions of their PMS Discretionary Contribution and Matching Contribution Accounts prior to the Merger Effective Date.

For purposes of this Section, a Participant who incurs a Termination of Employment prior to obtaining any vested interest in his PMS Employer Contribution Account is treated as having been cashed-out of the Plan on his termination date and his status as a Participant in the Plan shall cease as of that date. If a terminated Participant who is deemed to have received a Distribution pursuant to the preceding sentence resumes employment and again becomes eligible to participate in the Plan before incurring a Break in Service, the Participant's PMS Employer Contribution Account will be restored to its value as of the date of the deemed Distribution.

20.07 Investment of Transferred Assets. Notwithstanding any other provisions of this Plan to the contrary, the assets transferred from the PMS Plan under Section 20.02 above shall be liquidated and invested by the Trustee pursuant to the investment directions of the Participants as provided in Section 5.06.

20.08 Outstanding Loans. Any outstanding loans made by the PMS, Inc. Plan to participants or beneficiaries in the PMS, Inc. Plan shall continue according to the terms and provisions of the loan documents. The following provisions shall apply with respect to any such outstanding loan:

   (a) In the event a Participant or Beneficiary defaults on such loan or fails to repay such loan in the time set forth in the promissory note, the Plan Administrator may satisfy any amount of principal or interest due and unpaid on the loan at the time of any default on the loan, and any interest accruing thereafter, by deduction from the Participant's or Beneficiary's PMS, Inc. Account. Such amount of principal and interest due and unpaid shall be deemed to have been deducted and distributed to the Participant or Beneficiary immediately upon default, unless such Participant or Beneficiary was not, at the time of default, eligible to receive a Distribution under the provisions of this Plan, in which event such amount shall be deemed to have been deducted and distributed at such time as the Participant or Beneficiary first becomes eligible to receive a Distribution under the provisions of this Plan.

   (b) To the extent that an amount is borrowed by a Participant or Beneficiary from his PMS, Inc. Account, the Participant's or Beneficiary's PMS, Inc. Account will not share in the earnings or losses of the Trust Fund, but will only share the earnings and losses based upon the loan made to the Participant or Beneficiary. A Participant or Beneficiary with an outstanding loan from the Plan shall have automatically elected to direct the investment of his PMS, Inc. Account to the extent so borrowed in accordance with the preceding sentence.

   (c) Notwithstanding any provision of this Plan to the contrary, this Plan may distribute the promissory note of a Participant or Beneficiary or may cancel all or a portion of the indebtedness evidenced by such note in lieu of making a cash Distribution required by this Plan.

20.09 Normal Retirement Age. A Participant who has had an account balance under the PMS, Inc. Plan on the day before the Merger
Effective Date shall be deemed to have attained his Normal
Retirement Age for purposes of Section 2.34 on his sixty-fifth birthday.

IN WITNESS WHEREOF, the Company has caused this Plan to be duly executed and its seal to be hereunto affixed on the date indicated below, but effective as of April 1, 1990.



POLICY MANAGEMENT SYSTEMS CORPORATION


BY (SIGNATURE)      /s/ Robert L. Gresham
(NAME AND TITLE)        Robert L. Gresham, Secretary for the
                           Committee
DATE                    March 29, 1995

                                SCHEDULE A
                                  TO THE
                   POLICY MANAGEMENT SYSTEMS CORPORATION
                      401(k) RETIREMENT SAVINGS PLAN


                            Affiliated Sponsors





Policy Management Corporation     (From 04/01/90 through 12/31/93)

Cybertek Solutions, L.P.
     01/01/95

PMSI, L.P.
     01/01/95

                               SCHEDULE B
                                 TO THE
                  POLICY MANAGEMENT SYSTEMS CORPORATION
                     401(k) RETIREMENT SAVINGS PLAN


The employees in the following acquired companies (or hired from such companies if PMSC acquired only the assets of said company) received NO back vesting credit for prior service with the acquired company.

Armfelt & Associates               03/01/88
Aavant Health Management           05/07/87
Allied Research Incorporated       02/12/87
Autocheck, Inc.                    11/01/89
Brandanger & Associates            05/01/88
CAPSCO PALLM Systems, Inc.         04/01/92
Consolidated Insurance Services    02/28/87
E.C. Preston & Company, Inc.       02/21/88
Hooper Holmes, Inc.                09/16/88
Inspections Services Inc.          09/30/89
Jensen & More, Inc.                08/27/87
MVR Services, Inc.                 11/01/87
NAK & Associates                   09/01/88
National Technical Services        11/18/88
Pennsylvania National Insurance    01/02/89
Rapid Information Service          04/01/88
Schneider & Associates             11/04/88
Sullins Ins. Audit Services        11/14/88
SIS, Inc.                          04/01/88

The employees in the following acquired companies (or hired from such companies if PMSC acquired only the assets of said company) received back vesting credit for prior service with the acquired company only if the employee: was employed prior to 1987; completed 1,000 hours of service during 1987; and was employed on December 31, 1987. If the employee did not meet these criteria, then the employee did NOT receive any back vesting credit for prior service.

Commercial Services, Inc.                12/17/85
Insurance Companies Inspection Bureau    01/20/86
O'Hanlon Reports, Inc.                   08/29/86
Southwest Reports, Inc.                  07/01/86
Standard Service Bureau                  05/01/86
Underwriters Service Company, Inc.       06/01/86

The employees in the following acquired companies (or hired from such companies if PMSC acquired only the assets of said company) received back vesting credit for prior service with the acquired company from the last date of hire with the acquired company.

Business Computer Systems         07/01/83
Compuclaim                        12/01/84
Harbor Insurance                  02/29/84
Informatics                       02/15/86
Mutual Data Inc.                  06/22/83
Nationwide Computer Service       10/01/87
Scottish & York Insurance         06/30/82


The employees in the following acquired companies (or hired from such companies if PMSC acquired only the assets of said company) received back vesting credit for prior service with the acquired company as provided in the Plan under the specified Sections:

Advanced System Applications, Inc.
  (as provided in Section 16.06)          11/01/89
Cybertek Corporation
  (as provided in Section 19.07)          08/25/93
Management Data Communications
  (as provided in Section 17.06)          01/10/91
PMS, Inc.
  (as provided in Section 20.05)          10/31/90